Exhibit 10.23

Rockley Photonics Holdings Limited

as Borrower

Certain Companies

as Guarantors

Argentum Securities Ireland plc

as Original Lender

Credit Suisse International as Agent and Security Agent

and

SIG-i Capital AG

as Arranger

relating to

a term facility of USD 33,949,000, originally dated 29 September 2020, as amended from time to time and as more recently amended and restated by way of an Amendment and Restatement Deed dated 28 June 2021.

Simmons & Simmons LLP Citypoint, 1 Ropemaker Street London, EC2Y 9SS United Kingdom	T +44 207 628 2020 F +44 207 628 2070

CONTENTS

1.	Definitions and interpretation	1

2.	The facility	22

3.	Purpose	23

4.	Conditions of utilisation	24

5.	Utilisation	24

6.	Repayment	25

7.	Prepayment and cancellation	26

8.	Conversion	29

9.	Interest	31

10.	Interest periods	32

11.	Tax gross-up and indemnities	32

12.	Increased costs	42

13.	Other indemnities	44

14.	Mitigation by the lenders	45

15.	Costs and expenses	46

16.	Guarantee and indemnity	47

17.	Representations	51

18.	Information undertakings	56

19.	General undertakings	62

20.	Events of default	72

21.	Changes to the lenders	77

22.	Changes to the obligors	82

23.	Additional borrowers	82

24.	Resignation of a borrower	82

25.	Additional guarantors	83

26.	Repetition of representations	84

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27.	Resignation and release of security	84

28.	Role of the agent and the arranger	84

29.	Conduct of business by the finance parties	93

30.	Sharing among the finance parties	93

31.	Payment mechanics	94

32.	Set-off	97

33.	Notices	97

34.	Calculations and certificates	98

35.	Partial invalidity	99

36.	Remedies and waivers	99

37.	Amendments and waivers	99

38.	Confidential information	100

39.	Limited recourse	103

40.	Conflicts as to pricing under this Agreement	104

41.	Counterparts	104

42.	Governing law	104

43.	Enforcement	104

SCHEDULE 1: THE ORIGINAL PARTIES		103

PART 1: THE ORIGINAL OBLIGORS		103

PART 2: THE ORIGINAL LENDERS		103

SCHEDULE 2: CONDITIONS PRECEDENT TO INITIAL UTILISATION		104

PART 1:		104

PART 2: CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR		106

PART 3: TRANSACTION SECURITY DOCUMENTS AND SECURITY RELATED DOCUMENTS TO BE DELIVERED BY ADDITIONAL OBLIGORS		108

SCHEDULE 3: UTILISATION REQUEST		109

SCHEDULE 4: FORM OF TRANSFER CERTIFICATE		110

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THIS AGREEMENT was originally dated originally dated 29 September 2020, as amended from time to time and as more recently amended and restated on the Second Effective Date being _______ 2021 by way of an Amendment and Restatement Deed dated 28 June 2021.

BETWEEN:

(1)	ROCKLEY PHOTONICS HOLDINGS LIMITED (an exempted company incorporated with limited liability in the Cayman Islands, with registration number 372789) (the “Borrower”);

(2)	THE SUBSIDIARIES of the Borrower listed in Part 1 of Schedule 1 as guarantors (the “Guarantors”);

(3)	THE ENTITY listed in Part 2 Schedule 1 as lender (the “Original Lender”);

(4)	CREDIT SUISSE INTERNATIONAL as agent of the other Finance Parties (the “Agent”);

(5)	CREDIT SUISSE INTERNATIONAL as security trustee for the Secured Parties (the “Security Agent”); and

(6)	SIG-i CAPITAL AG as arranger (the “Arranger”).

IT IS AGREED as follows:

1.	Definitions and interpretation

1.1	Definition

In this Agreement:

“Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed) or as an annex to the Amendment and Restatement Deed.

“Account Debtor” means any person who is obligated on a receivable.

“Accreted Principal” means the product of: (i) the Principal Amount; and (ii) the Accreted Principal Multiple.

“Accreted Principal Date” means the relevant date on and for which the Accreted Principal Multiple is to be calculated for in accordance with the terms of this Agreement.

“Accreted Principal Multiple” means the multiple to be utilised for the purposes of calculating the Accreted Principal as indicated below in column 2 (Accreted Principal Multiple) and which shall apply during the corresponding time periods indicated in column 1 below:

Column 1 - Time period	Column 2 - Accreted Principal Multiple
The Closing Date to and including the Maturity Date	The multiple which shall be the sum of: (A) 1.00; and (B) the product of (x) 0.236; and (y) the ratio (expressed as a fraction) between: (i) the number of days falling between (and including) the Second Effective Date to the Accreted Principal Date; and (ii) the number of days falling between (and including) the Second Effective Date to the Maturity Date.

The date immediately following the Maturity Date (to the extent that any principal amount and/or interest remains outstanding under the Facility) and any date subsequent to such date	1.236x

“Add-on Multiple”: means the multiple to be utilised for the purposes of calculating the Exit Value as indicated below in column 2 (Add-on Multiple), and which shall apply if a Greater Value Exit occurs during the corresponding time period indicated in column 1 below:

Column 1 – Time period	Column 2 – Add-on Multiple
A Greater Value Exit occurs from and including the Second Effective Date to and including the date falling two years from the Closing Date (the “Second Anniversary Date”)	The aggregate of the Add-on Multiple Ratio and 1.236x

A Greater Value Exit occurs from and excluding the Second Anniversary Date to and including the date falling on the three years from the Closing Date (the “Third Anniversary Date”)	The aggregate of the Add-on Multiple Ratio and 1.488x

A Greater Value Exit occurs from and excluding the Third Anniversary Date to and including the date falling four years from the Closing Date (the “Fourth Anniversary Date”)	The aggregate of the Add-on Multiple Ratio and 1.835x

A Greater Value Exit occurs from and excluding the Fourth Anniversary Date to and including the date falling on the applicable Original Maturity Date	The aggregate of the Add-on Multiple Ratio and 2.126x

“Add-on Multiple Ratio”: means the amount calculated as the ratio (expressed as a fraction) of:

(A)	an amount equal to the applicable Equity Valuation after deducting the Strike Price Valuation; and

(B)	the Starting Valuation.

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 23 (Additional borrowers).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 25 (Additional guarantors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Amendment and Restatement Deed” means an Amendment and Restatement Deed amending and restating the Original Facility Agreement and dated on or around the date of the First Effective Date, and made between (amongst others), the Borrower, the Agent, the Arranger, the Original Lender and the Guarantors.

“Amended Facility Agreement” means the Original Facility Agreement as amended by the Amendment and Restatement Deed on or around the First Effective Date.

“Amendment Letter” means an amendment letter dated 29 January 2021 from the Original Lender to the Resigning Borrower.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means (i) the period from and including the date of the Original Facility Agreement to and including the date falling two weeks after the date of the Original Facility Agreement; and (ii) the period from and including the Increase Date (if applicable) to and including the date falling 15 Business Days after the Increase Date.

“Available Commitment” means a Lender’s Commitment minus:

(A)	the amount of its participation in any outstanding Loans; and

(B)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(A)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(B)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(C)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Base Multiple” means the multiple to be utilised for the purposes of calculating the Exit Value as indicated below in column 2 (Base Multiple), and which shall apply if a Par Value Exit occurs during the corresponding time period indicated in column 1 below:

Column 1 – Time period	Column 2 – Base Multiple
A Par Value Exit occurs from and including the Second Effective Date to and including the date falling two years from the Closing Date (the “Second Anniversary Date”)	1.236x

A Par Value Exit occurs from and excluding the Second Anniversary Date to and including the date falling on the three years from the Closing Date (the “Third Anniversary Date”)	1.488x

A Par Value Exit occurs from and excluding the Third Anniversary Date to and including the date falling four years from the Closing Date (the “Fourth Anniversary Date”)	1.835x

A Par Value Exit occurs from and excluding the Fourth Anniversary Date to and including the date falling on the Original Maturity Date	2.126x

“Bonus Issue” means any bonus issue of the shares of the Borrower or other securities of the Borrower by way of capitalisation of profits or reserves.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 24 (Resignation of a borrower).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York.

“Cash Equivalents” means:

(A)

marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any state of the United States or the United Kingdom having maturities of not more than one (1) year from the date of acquisition; and

(B)	commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.

“Change of Control” means any person or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers) gains direct or indirect control of the Borrower other than as a result of:

(A)	a new Holding Company of the Borrower being imposed for the purposes of a Flotation or Reorganisation;

(B)	the Rockley SPAC Merger;

(C)	the Rockley Share Exchange; or

(D)	a SPAC Listing.

For the purposes of this definition, “control” of the Borrower means:

(A)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(1)	cast, or control the casting of, more than 30% of the maximum number of votes that might be cast at a general meeting of the Borrower;

(2)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower; or

(3)	give directions with respect to the operating and financial policies of the Borrower with which the directors or other equivalent officers of the Borrower are obliged to comply;

(B)

the holding beneficially of more than 30% of the issued share capital of the Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Closing Date” means the date of the Original Facility Agreement.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

(A)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(B)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Borrower, any Obligor, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(A)	any Obligor or any of their advisers; or

(B)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Obligor or any of their advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(1)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidentiality); or

(2)	is identified in writing at the time of delivery as non-confidential by any Obligor or any of their advisers; or

(3)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (A) or (B) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Obligor and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form most recently recommended by the LMA or in any other form agreed between the Borrower and the Agent.

“Copyright” all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“CTA” means the Corporation Tax Act 2009.

“Debenture” means the debenture dated on or about the Closing Date and made between (amongst others) the Resigning Borrower and the Security Agent.

“Default” means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disruption Event” means either or both of:

(A)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(B)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(1)	from performing its payment obligations under the Finance Documents; or

(2)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Eleuthera SPC” means an exempted company incorporated with limited liability in the Cayman Islands and registered as a portfolio company, with registered office c/o Circumference FS (Cayman) Ltd., 4th Floor, Century Yard, Cricket Square, Elgin Avenue, P.O. Box 1981, Grand Cayman, KY1-1104 Cayman Islands, acting solely on behalf of its segregated portfolio known as ‘What Light is Light SP’.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower.

“English Obligor” means Rockley Photonics Limited (registration number 08683015) in its capacity as guarantor under this Agreement from the First Effective Date.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which the Borrower has any interest.

“Equity Valuation” means, in respect of a Qualified Exit, the value per share of the ordinary issued share capital of the Borrower on such date after dividing such figure by the number of fully diluted shares in the Borrower then existing immediately following such Qualified Exit.

“ERISA” means the US Employee Retirement Income Security Act of 1974 and its regulations.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 20 (Events of Default).

“Existing Ahren Facility Agreement” means the convertible loan note instrument dated 19 February 2020 under which the Original Borrower had created, and Ahren Innovation Capital Guernsey (GP) Limited acting in its capacity as general partner of Ahren LP had subscribed for, $8,000,000 of unsecured convertible loan notes.

“Existing CLN Loan Note Instrument” means the convertible loan note instrument dated 9 March 2020 under which the Original Borrower had created USD$20,000,000 unsecured convertible loan notes.

“Exit Value” means the aggregate amount owing to a Lender upon a Qualified Exit, such amount calculated by: (A) multiplying the applicable Multiple (determined in accordance with the terms of this Agreement) by the Principal Amount; and (B) adding any interest due and payable to the amount in (A).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“FATCA” means:

(A)	sections 1471 to 1474 of the Code or any associated regulations;

(B)

any treaty, law, guidance or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (A) above or any analogous provision of non-US law; or

(C)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (A) or (B) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(A)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 01 July 2014; or

(B)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (A) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FCA” means the Financial Conduct Authority acting in accordance with Part 6 of the Financial Services and Markets Act 2000.

“Finance Document” means the Original Facility Agreement, this Agreement, the Amended Facility Agreement, the Amendment Letter, the Amendment and Restatement Deed, the Transaction Security Documents, the Subordination Agreement, any Resignation Letter, any Accession Deed and any other document designated as such by the Agent and the Borrower.

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease).

“Finance Party” means the Agent, the Security Agent, the Arranger or a Lender.

“Financial Indebtedness” means any borrowing or financial indebtedness in the nature of borrowing for or in respect of:

(A)	monies owed to any banking, financial, lending or other similar institute or organisation;

(B)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(C)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock, commercial paper or any similar instrument;

(D)	indebtedness for monies borrowed or raised under any other transaction that has the commercial effect of borrowing;

(E)	the amount of any liability in respect of any Finance Lease;

(F)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(G)

unpaid professional fees payable in respect of any of transactions contemplated by this Agreement on behalf of the Lender, unpaid accrued interest on any borrowing or indebtedness referred to in this definition of “Financial Indebtedness”, together with any prepayment premiums or other penalties, fees, expenses or breakage costs arising (or which would arise) in connection with the repayment of any such borrowing or indebtedness;

(H)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(I)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(J)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(K)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (A) to (H) above.

“First Effective Date” has the meaning given to such term in the Amendment and Restatement Deed.

“Flotation” means:

(A)

a successful application being made for the admission of any part of the share capital of the Borrower (or a new Holding Company of the Borrower) to the Official List maintained by the FCA and the admission of any part of the share capital of the Borrower to trading on the London Stock Exchange plc;

(B)

the grant of permission to deal in any part of the issued share capital of the Borrower (or a new Holding Company of the Borrower) on the New York Stock Exchange, the National Association of Securities Dealers Automated Quotations exchange (NASDAQ) or the Stock Exchange of Hong Kong (SEHK); or

(C)	the issued share capital of the Borrower is listed or quoted on any of the stock exchanges referred to in sub-paragraphs (A) or (B) above pursuant to the formation of the Rockley SPAC.

“Funding Source” means in respect of a SPV Lender, obligations incurred or securities issued by that SPV Lender in order to fund a participation by that SPV Lender in the Loan.

“GAAP” means generally accepted accounting principles in the United Kingdom.

“Governmental Approval” means any consent, authorisation, approval, order, licence, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political sub-division thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organisation.

“Greater Value Exit” means any Qualified Exit that occurs in respect of which the Equity Valuation exceeds the Strike Price Valuation.

“Group” means the Borrower and its Affiliates.

“Guarantor” means the Parent or the Original Borrower.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Intellectual Property” means all present and future intellectual property rights in any part of the world including Patents and rights of a similar nature, applications for Patents and such rights, divisions, prolongations, renewals, extensions, supplementary protection certificates and continuations of such applications for Patents, registered and unregistered Trade Marks, registered and unregistered service marks, registered and unregistered designs and rights in designs, utility models (in each case for their full period and all extensions and renewals of them), Copyrights and rights in the nature of database rights and Copyright, registered or unregistered semiconductor topography rights and mask works and applications for any of the foregoing and the right to apply for any of them in any part of the world, inventions, processes, software, formulae, technology (whether patentable or not) data, drawings, specifications, business or trade secrets, technical information, confidential information, Know-how, business names, trade names, brand names, domain names, database rights and rights in the nature of database rights, get-up and any uniform resource identifier and any similar or analogous rights existing in any country and all legal equitable and other rights in any of them whether registered or unregistered (and including applications) and the benefit (subject to the burden) of any and all agreements, arrangements and licences (where such agreements and licences permit the creation of security without prior consent) in connection with any of the foregoing.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Intra-Group Loan Note Instrument” has the meaning provided to such term in the Amendment and Restatement Deed.

“Intra-Group Loan Note Charge” means the charge over the Intra-Group Loan Note Instrument between the New Borrower and the Security Agent and dated on or around the First Effective Date.

“Inventory” means present and future inventory in which an Obligor has any interest, including merchandise, stock in trade, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of an Obligor, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“ITA” means the Income Tax Act 2007.

“Know-how” means all the body of knowledge, technical experience, expertise and skills, technical processes, secret processes, formulae and technical information held by a person and relating to its business, which is not in the public domain.

“Legal Reservations” means:

(A)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(B)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(C)

the principle that in certain circumstances Security granted by way of fixed charge may be recharacterised as a floating charge or that security interests purported to be constituted by an assignment may be recharacterised as a charge;

(D)

the principle that any provision for the payment of compensation or additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(E)	the principle that an English court may not give effect to a provision dealing with the cost of litigation where the litigation is unsuccessful or the court itself has made an order for costs;

(F)

the principle that the legality, validity, binding nature or enforceability or any security under a security document which is not governed by the laws of jurisdiction where the asset or assets purported to be secured under that security document are situated may be flawed; and

(G)	similar principles, rights and defences under the laws of any relevant jurisdiction.

“Lender” means:

(A)	any Original Lender; and

(B)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 21 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“LMA” means the Loan Market Association.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan, being the product of: (i) the Original Facility Amount and (ii) the SPAC Conversion Multiple as of the Second Effective Date, as may otherwise be reduced as a result of the conversion of debt pursuant to pursuant to Clause 8 (Conversion), whereby such amount shall be USD30,180,661 on and from the SPAC Conversion Date (subject to the completion of the conversion mechanics listed in Clause 8 (Conversion)).

“Loan Exposure Transaction” means a transaction pursuant to which an Obligor obtains direct or indirect exposure to a Loan (including but not limited to obtaining a participation, sub-participation or an assignment of a Loan or any part thereof).

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction).

“Material Adverse Effect” means a material adverse effect on:

(A)	the business, operations, property, condition (financial or otherwise) of any Obligor;

(B)	the ability of an Obligor to perform its payment obligations under the Finance Documents; or

(C)

subject to the Legal Reservations and the Perfection Requirements, the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies or any Finance Party under any of the Finance Documents.

“Material Company” means any member of the Group which:

(A)	has gross assets, net assets or turnover (excluding intra-group items) representing 5%, or more of the gross assets, net assets or turnover of the Group, calculated on a consolidated basis; and

(B)	is a wholly owned subsidiary.

“Material Intellectual Property” means Intellectual Property which is material to the business of the Borrower and which is required by it in order to carry on its business as it is being conducted from time to time.

“Maturity Date” means 31 August 2022.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(A)

(subject to paragraph (C) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(B)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(C)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Multiple” means:

(A)	if a voluntary prepayment is made under Clause 7.2 (Voluntary Prepayment of Loans), 1.236x;

(B)	if a Par Value Exit occurs, the relevant corresponding Base Multiple as per the definition of “Base Multiple” in this Agreement;

(C)	if a Greater Value Exit occurs, the relevant corresponding Add-on Multiple as per the definition of “Add-on Multiple” in this Agreement; or

(D)	in the case of a repayment on the Maturity Date, 1.236x; and

(E)	in any other instances, any multiple referenced under the column headed “Relevant Amount” pursuant to Schedule 10 (Pricing).

“New Debenture” means the debenture dated on or about the First Effective Date and made between (amongst others) the Borrower and the Security Agent

“New Lender” has the meaning given to that term in Clause 21 (Changes to the Lenders).

“Obligor” means the Borrower and the Guarantors.

“Obligor’s Agent” means the Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant Clause 2.5 (Obligors’ Agent).

“Obligor’s Books” means all of the books and records of each Obligor including ledgers, records regarding each Obligor’s assets or liabilities, the Secured Assets, business operations or financial condition and all computer programs or discs or any equipment containing such information.

“Original Borrower” means the Resigning Borrower.

“Original Facility Agreement” means the USD 35,000,000 term facility agreement originally dated 29 September 2020, as amended pursuant to the Amendment Letter and amended from time to time prior to the First Effective Date and made between (amongst others) the Resigning Borrower, Credit Suisse International as agent and as security agent and SIG-i Capital AG as arranger.

“Original Facility Amount” means USD33,949,000.

“Original Financial Statements” means the audited financial statements of the Borrower for the financial year ended 31 December 2019.

“Original Maturity Date” means the date occurring four years and six months after the date of the Original Facility Agreement (as may have been extended pursuant to the terms of the Original Facility Agreement).

“Original Obligor” means the parties listed in Part 1 of Schedule 1 to this Agreement.

“Outstanding Balance Owed” means the then current aggregate outstanding balance of the Facility, calculated on a daily basis in accordance with Clause 34.3 (Outstanding Balance Owed).

“Par Value Exit” means any Qualified Exit that occurs in respect of which the Equity Valuation is less than or equal to the Strike Price Valuation.

“Parent” means Rockley Photonics, Inc., a corporation organized under the laws of the State of Delaware with registration number 5398557, which has been qualified to do business in the State of California with registration number C3156773.

“Party” means a party to this Agreement.

“Patents” means patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same.

“Perfection Requirements” means the making or procuring of required registrations, filings, endorsements, notarisation, stampings and/or notifications of the Transaction Security Documents within any applicable statutory time periods.

“Permitted Flotation” means the Flotation of the Rockley SPAC.

“Principal Amount” means the product of: (i) the Original Facility Amount; and (ii) the SPAC Conversion Multiple as at the Second Effective Date prior to the SPAC Conversion Date, and following completion of the SPAC Conversion on the SPAC Conversion Date, the Principal Amount as and from such SPAC Conversion Date shall be $30,180,661 (such amount excluding any interest that shall have accrued from the Second Effective Date until the SPAC Conversion Date), and as may subsequently be reduced as a result of any payments of principal made under Clause 6.1 (Repayment of Loans).

“Qualified Exit” means the occurrence of a Non-Qualified Trade Sale (such term as defined in Clause 7.4(A) (Mandatory prepayment and cancellation)).

“Qualifying Lender” has the meaning given to it in Clause 11 (Tax gross-up and indemnities).

“Quasi-Security” means an arrangement or transaction described in Clause 19.3(B).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Secured Assets.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Market” means the London interbank market.

“Relevant Tax Jurisdiction” means, in relation to an Obligor:

(A)	its jurisdiction of incorporation;

(B)

any jurisdiction in which any asset is situated which is subject to, or is intended to be subject to, any Security to be created by it pursuant to, or in connection with, the Finance Documents in favour of any Finance Party; and

(C)	any jurisdiction in which it conducts its business.

“Reorganisation” means any consolidation or sub-division or any repurchase, purchase, cancellation, reduction or redemption of the shares of the Borrower.

“Repayment Date” means each scheduled repayment date as specified in Clause 6.1(A) (Repayment of Loans).

“Repayment Instalment” means each scheduled repayment instalment as specified in Clause 6.1(A) (Repayment of Loans).

“Repayment Premium” means the amount equal to (i) the Principal Amount then outstanding of the Facility multiplied by the relevant Multiple then applicable in accordance with the terms of this Agreement, less (ii) the Principal Amount then outstanding of the Facility.

“Repeating Representations” means each of the representations set out in Clause 17.1 (Status) to 17.5 (Validity and admissibility in evidence) (inclusive), 17.10 (No filing or stamp taxes), 17.11 (No default), 17.12 (No misleading information), 17.14 (Pari-passu ranking), 17.19 (No undisclosed Security Interest), 17.20 (Forecasts and projections), 17.22 (Jurisdiction) to 17.24 (Anti-corruption law) (inclusive), Clause 17.25 (Shares) and 17.26 (Regulatory compliance).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” each of the chief executive officer, managing director, director, president, chief financial controller (or equivalent) of each Obligor.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter) and/or as provided as an annex to the Amendment and Restatement Deed.

“Resigning Borrower” means Rockley Photonics Limited (registration number 08683015), a borrower under the Original Facility Agreement and which has, pursuant to a Resignation Letter or by its entry into the Amendment and Restatement Deed, ceased to be a borrower under this Agreement from the First Effective Date.

“Restricted Party” means a person:

(A)

whose name is listed on, or is owned or controlled (in each case, directly or indirectly) by a person whose name is listed on, or acting on behalf of a person whose name is listed on, any Sanctions List;

(B)

that is located in, incorporated, organised or established under the laws of, or resident in a country or territory that is the target of countrywide or territory-wide Sanctions, or owned or controlled (in each case, directly or indirectly) by, or acting on behalf of, a person located in, incorporated, organised or established under the laws of, or resident under the laws of, a country or territory that is, or the government of which is, subject to countrywide or territory-wide Sanctions;

(C)	that is a governmental agency, authority or body or state-owned enterprise of any country or territory that is subject to Sanctions;

(D)	that is otherwise the target of any countrywide or territory-wide Sanctions;

(E)

whose property, or who is owned or controlled (in each case, directly or (to the Borrower’s knowledge) indirectly) by a person whose property, or who is acting on behalf of a person whose property, in each case, has been blocked, or is subject to seizure, forfeiture or confiscation under any applicable anti-terrorism law; or

(F)	with which any Finance Party is prohibited from dealing or otherwise engaging in any transaction pursuant to Sanctions.

“Rockley Mergersub” means Rockley Mergersub Limited, a limited liability company incorporated in the Cayman Islands with registered company number IC-372792 and having its registered address at c/o International Corporation Services Ltd., P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands.

“Rockley Share Exchange” means the exchange of the shares of the Rockley SPAC for ordinary shares of the Borrower pursuant to a share capital increase of the Borrower (such share capital increase governed by Cayman law statute in accordance with the laws of the Cayman Islands).

“Rockley SPAC” means the SPAC formed subsequent to and as a result of the Rockley SPAC Merger and whose shares are, immediately prior to the effective date of the completion of such merger, subject to the Rockley Share Exchange.

“Rockley SPAC Merger” means the merger of Rockley Mergersub and SC Health.

“Sanctions” means the economic, trade, financial or other sanctions laws, regulations, executive orders, embargoes or other restrictive measures enacted, imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means:

(A)	the United Nations;

(B)	the United States of America;

(C)	the European Union;

(D)	the United Kingdom of Great Britain and Northern Ireland;

(E)	the State Secretariat for Economic Affairs SECO; and

(F)	the governments and official institutions or agencies of any of paragraphs (A) to (E) above, including OFAC, the US Department of State, and Her Majesty’s Treasury.

“Sanctions List” means each list maintained or public designation made by any Sanctions Authority in respect of the targets or scope of the Sanctions that are administered and enforced by that Sanctions Authority including:

(A)	the “Specially Designated Nationals List” and the “Consolidated Non-SDN List” each administered and enforced by OFAC; and

(B)	the “Financial Sanctions: Consolidated List of Targets” administered and enforced by Her Majesty’s Treasury,

in each case as amended, supplemented or substituted from time to time.

“Second Effective Date” has the meaning provided to such term in the Amendment and Restatement Deed.

“SC Health” means an exempted company incorporated with limited liability in the Cayman Islands with reporting file number 001-38972, being an existing SPAC whose shares are presently listed on the New York Stock Exchange.

“Scheme of Arrangement” means the court-approved scheme of arrangement to be concluded on the First Effective Date by which process the shares (and other equity interests) held in the Resigning Borrower will be replaced by shares in the Borrower.

“Secured Assets” means all of the assets of any Obligor which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Secured Parties” means each Finance Party from time to time party to this Agreement, any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“SPAC” means:

(A)	the Rockley SPAC; or

(B)

any special purposes acquisition company formed for the purpose of raising capital through an initial public offering of equity and using those funds to acquire an operating business and the shares of which are listed on the New York Stock Exchange or other exchange.

“SPAC Completion Date” means the date upon which all transactions constituting the Rockley SPAC complete and the Rockley SPAC is duly formed.

“SPAC Conversion” has the meaning provided to such term in paragraph (A) of Clause 8.2 (Procedure – SPAC Conversion Shares).

“SPAC Conversion Amount” means USD12,934,569, being the product of: (i) 30 per cent. of the Original Facility Amount (excluding any accrued interest) and: (ii) the SPAC Conversion Multiple.

“SPAC Conversion Date” has the meaning provided to such term in Clause 8.1(B) (Conversion prior to a SPAC Listing).

“SPAC Conversion Multiple” means 1.27x.

“SPAC Conversion Share Notice” means a notice set out in substantially the form as it appears in Schedule 11 (SPAC Conversion Share Notice) to this Agreement.

“SPAC Conversion Shares” means the shares of the Borrower up to an amount as calculated in accordance with Clause 8.2 (Procedure – SPAC Conversion Shares).

“SPAC Listing” means the Flotation of the issued share capital of the Borrower further to the formation of the Rockley SPAC.

“SPAC Listing Date” means the date upon which the SPAC Listing is completed.

“SPAC Lock-up Period” means 90 days from the SPAC Conversion Date.

“SPV Lender” means a Lender that is a special purpose trust, fund, company or other vehicle which is engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which finances such activities directly or indirectly through the issuance of asset backed commercial paper, notes or other financial instruments.

“Starting Valuation” means the value per share of the issued share capital of the Borrower (known as “series E”), being USD14.281, as adjusted pursuant to or as a result of any restructurings of the share capital following the Scheme of Arrangement.

“Strike Price Valuation” means the value derived from applying the multiple of 2.5x to the Starting Valuation, being USD35.702, as adjusted pursuant to or as a result of any restructurings of the share capital following the Scheme of Arrangement.

“Subordination Agreement” means a subordination agreement dated on or around the First Effective Date and made between (amongst others) the Original Borrower as original debtor, the Borrower as subordinated creditor and Credit Suisse International as Agent and Security Agent, in form and substance satisfactory to the Arranger and Credit Suisse International as Agent and Security Agent (as the same may be amended, supplemented, varied, novated or restated from time to time).

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“Supplemental Debenture” means the debenture dated on or about the First Effective Date and made between (amongst others) the Original Borrower and the Security Agent.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to it in Clause 11 (Tax Gross Up and Indemnities)

“Total Commitments” means the aggregate of the Commitments being $33,949,000 at the date of this Agreement.

“Trade Marks” means trade mark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of a person connected with the trade marks.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means the Debenture, the New Debenture, the Supplemental Debenture, the Intra-Group Loan Note Charge and any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer Agent” means Computershare.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(A)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(B)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US GAAP” means generally accepted accounting principles of the United States of America.

“US Obligor” means Rockley Photonics, Inc. (as more particularly described in Schedule 1 Part 1 (The Original Obligors)).

“US Tax Obligor” means:

(A)	a Borrower which is resident for tax purposes in the US; or

(B)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Requests).

“VAT” means:

(A)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112);

(B)	in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and

(C)

any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (A) or (B) above, or imposed elsewhere.

“Write-down and Conversion Powers” means:

(A)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(B)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(C)	in relation to any other applicable Bail-In Legislation:

a.

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

b.	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction

(A)	Unless a contrary indication appears, any reference in this Agreement to:

(1)

the “Agent”, the “Borrower” any “Finance Party”, any “Lender”, any “Arranger”, any “Obligor”, any “Party” or any “Security Agent” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(2)	“assets” includes present and future properties, revenues and rights of every description;

(3)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(4)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(5)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(6)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law being of the type that the relevant person is obliged to comply with) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(7)	a provision of law is a reference to that provision as amended or re-enacted;

(8)

any matter “including” specific instances or examples of such matter shall be construed without limitation to the generality of that matter (and references to “includes” and “including” shall be construed accordingly);

(9)	a time of day is a reference to London time; and

(10)

any references to “this Agreement” means the Original Facility Agreement and as more recently amended and restated by way of an Amendment and Restatement Deed dated on or around the Second Effective Date (and as may be further amended and/or restated, novated, supplemented or extended from time to time).

(B)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(C)	Clause and schedule headings are for ease of reference only.

(D)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(E)	A reference to the singular includes the plural and vice versa.

(F)

A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied to the satisfaction of the Agent or waived in writing by the Agent.

1.3	Currency symbols and definitions

“$”, “USD” and “dollars” denote the lawful currency of the United States of America.

“£”, “GBP” and “pound sterling” denote the lawful currency of the United Kingdom.

1.4	Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2.	The facility

2.1	The Facility

Subject to the terms of this Agreement the Lenders make available to the Borrower a dollar term loan facility in an aggregate amount equal to the Total Commitments.

2.2	[Reserved]

2.3	Finance Parties’ rights and obligations

(A)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(B)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.3(c). The rights of each Finance Party include any debt owning to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(C)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.4	[Reserved]

2.5	Obligors’ Agent

(A)

Each Obligor (other than the Borrower) by its execution of this Agreement, an Accession Deed or the Amendment and Restatement Deed irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(1)

the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of the Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(2)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(B)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	Purpose

3.1	Purpose

3.2	The Borrower shall apply all amounts borrowed or assumed by it under the Facility towards its general corporate and working capital purposes.

3.3	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of utilisation

4.1	Initial conditions precedent

(A)

The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed Schedule 2 (Conditions precedent to Initial Utilisation) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(B)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.1(a), the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)	no Default is continuing or would result from the proposed Loan; and

(B)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Maximum number of Loans

(A)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation two or more Loans would be outstanding.

(B)	The Borrower may not request that a Loan be divided if, as a result of the proposed division, two or more Loans would be outstanding.

5.	Utilisation

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request.

5.2	Completion of a Utilisation Request

(A)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(1)

the proposed Utilisation Date is a Business Day within the Availability Period and not less than 5 Business Days after the date of the Utilisation Request (or such other time as agreed between the Borrower and the Arranger); and

(2)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

(B)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(A)	The currency specified in a Utilisation Request must be dollars.

(B)	The amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of the aggregate of the Commitments or, if less, the Available Facility.

5.4	Lenders’ participation

(A)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date.

(B)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(C)	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan.

5.5	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.	Repayment

6.1	Repayment of Loans

(A)

The Borrower shall repay the aggregate amount of the Loans utilised or assumed by it in instalments by repaying on each Repayment Date an amount equal to each Repayment Instalment indicated below and which reduces the Principal Amount by the amount set out opposite that Repayment Date for each corresponding Repayment Instalment, subject always to no Qualified Exit occurring at the time:

Repayment Date	Repayment Instalment	Reduction of Principal Amount
31 December 2021	USD5,000,000	USD4,045,307
31 March 2022	USD7,500,000	USD6,067,961
Maturity Date	USD24,803,297	USD20,067,393

(B)

If the Agent receives a payment for applicable amounts due in respect of a Repayment Instalment that is insufficient to discharge the full Repayment Instalment due on a specific Repayment Date, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the order stipulated under Clause 31.5 (Partial payments), provided further that, for the purposes of Clause 31.5 (Partial payments) and this Clause 6 (Repayment), the difference between the Repayment Instalment and the Reduction of Principal Amount paid shall be treated as a fee, interest or commission as per Clause 31.5(A)(2) (Partial payments) and thus shall be applied prior to any payments of principal.

(C)

Certain provisions of this Agreement are expressed to apply following the Maturity Date. For the avoidance of doubt, such provisions shall only apply to the extent that this Agreement is extended beyond the Maturity Date (any such extension being subject to the absolute discretion of the parties hereto).

6.2	Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.	Prepayment and cancellation

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(A)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(B)	upon the Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled; and

(C)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 7.3(D), the Borrower shall repay that Lender its Outstanding Balance Owed based on its participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

7.2	Voluntary prepayment of Loans

(A)	Subject to the remainder of this Clause, prior to the Maturity Date, the Borrower may prepay the whole, but not part, of the Loans, plus the applicable Repayment Premium payable.

(B)

No prepayment may be made under this Clause 7.2 at any time after the Borrower has delivered a Qualified Exit Notice to the Agent which remains outstanding or if the board of directors of the Borrower reasonably considers that a Qualified Exit will take place within 3 Months of the proposed date upon which the prepayment is intended to be made.

7.3	Right of replacement or repayment and cancellation in relation to a single Lender

(A)	If:

(1)	any sum payable to any Lender by an Obligor is required to be increased under Clause 11.2(C); or

(2)	any Lender claims indemnification from the Borrower under Clause 11.3 (Tax indemnity),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with Clause 7.3(D).

(B)	On receipt of a notice of cancellation referred to in Clause 7.3(A), the Commitment of that Lender shall immediately be reduced to zero.

(C)

On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under Clause 7.3(A) (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay an amount equal to the Outstanding Balance Owed of such Lender’s participation in the outstanding Loans.

(D)	If:

(1)	any of the circumstances set out in Clause 7.3(A) apply to a Lender; or

(2)	an Obligor becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender,

the Borrower may, on 5 Business Days’ prior notice to the Agent and that Lender (or in relation to the Original Lender, the Arranger), replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 21 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 21 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the Outstanding Balance Owed of such Lender’s participation in the outstanding Loans.

(E)	The replacement of a Lender pursuant to Clause 7.3(D) shall be subject to the following conditions:

(1)	the Borrower shall have no right to replace the Agent;

(2)	neither the Agent nor any Lender (or the Arranger, on behalf of the Original Lender) shall have any obligation to find a replacement Lender;

(3)	in no event shall the Lender replaced under Clause 7.3(D) be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(4)

the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 7.3(D) once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(F)

A Lender (or in the case of the Original Lender, the Arranger) shall perform the checks described in Clause 7.3(E)(4) as soon as reasonably practicable following delivery of a notice referred to in Clause 7.3(D) and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

7.4	Mandatory prepayment and cancellation

(A)	For the purpose of this Clause 7.4:

“Non-Qualified Trade Sale” means:

(1)	a Change of Control; or

(2)	the sale of all or substantially all of the assets of the Borrower whether in a single transaction or a series of related transactions.

“Qualified Exit” means a Non-Qualified Trade Sale.

(B)

Upon the occurrence of a Qualified Exit, the Facility will be immediately cancelled and shall immediately cease to be available for further utilisation and an amount equal to the applicable Exit Value shall become due and payable upon completion of a Non-Qualified Trade Sale.    The Borrower shall give the Agent written notice of a Qualified Exit by delivering a notice to the Agent and the Arranger stipulating the relevant date on which a Qualified Exit will occur, including the terms and timelines of the planned Qualified Exit (the “Qualified Exit Notice”).

7.5	[Reserved]

7.6	Restrictions

(A)

Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(B)

Any prepayment under this Agreement in respect of amounts due under Clause 20.15 (Acceleration) shall be made on the basis of the Outstanding Balance Owed or, where or Clause 20.16 (Acceleration upon an Insolvency Event) applies, pursuant to that clause.

(C)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(D)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(E)

If the Agent receives a notice under this Clause 7 (Prepayment and cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender (and in the case of the Original Lender which is an affected Lender, the Arranger), as appropriate.

(F)

If all or part of any Lender’s participation in a Loan is repaid or prepaid an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

8.	Conversion

8.1	Conversion prior to a SPAC Listing

(A)

On the SPAC Completion Date, an amount equal to the SPAC Conversion Amount will be discharged in full by way of a conversion into and in consideration for the issue of SPAC Conversion Shares issued pro rata to each Lender (or instead directly to a person designated by the Lender to receive such shares instead of the relevant Lender (the “Lender Designate”)) in accordance with the SPAC Conversion Amount owed to each Lender.

(B)

The SPAC Conversion Shares will be issued to each Lender (or if applicable, directly to its Lender Designate) accordingly on (and in any event no later than) the SPAC Completion Date and in accordance with Clause 8.2 (Procedure - SPAC Conversion Shares) (the “SPAC Conversion Date”).

(C)

All Principal Amounts (together with all interest accrued) less an amount equal to the SPAC Conversion Amount once the SPAC Conversion Date has occurred, shall remain due and payable in accordance with the terms of this Agreement.

(D)

Any interest accrued on the SPAC Conversion Amount (the “Roll Over Interest”) falling due and payable on the SPAC Conversion Date shall rollover and be paid in cash on the next interest payment date following the SPAC Conversion Date in accordance with Clause 9.2 (Payment of Interest).

8.2	Procedure - SPAC Conversion Shares

(A)

On the SPAC Conversion Date, the SPAC Conversion Amount will be automatically converted into and utilised as consideration for the number of shares of the Borrower (such shares being the SPAC Conversion Shares) on par at the same effective price paid to the then existing shareholders of the Borrower (the “SPAC Conversion”), with the number SPAC Conversion Shares to be issued as confirmed by the Parties in accordance with Clause 8.2(B) below and no further action shall be required of the Lenders, a Lender Designate or any of the other Finance Parties in connection with the SPAC Conversion.

(B)

Prior to (and no later than) the SPAC Conversion Date, the Borrower will calculate the exact number of SPAC Conversion Shares to be issued to the Lender or a Lender Designate in accordance with Clause 8.2(A) above, and the Borrower shall confirm the number of SPAC Conversion Shares to be issued in accordance with Clause 8.2(A) above by sending a notice detailing such number of shares in writing substantially in the form as provided in Schedule 11 (SPAC Conversion Share Notice), which the Arranger will acknowledge, as soon as reasonably practicable, and in any event no later than 2 Business Days’ following receipt of such notice in writing from the Borrower, by countersigning the acknowledgment to the notice, substantially in the form as provided in Schedule 11 (SPAC Conversion Share Notice).

(C)

Each Lender shall be deemed irrevocably to authorise and instruct the Borrower to apply the redemption monies equal to the SPAC Conversion Amount that is payable to the relevant Lender in subscribing (for the relevant Lender or its Lender Designate, as applicable) for the SPAC Conversion Shares on conversion of the SPAC Conversion Amount and the Borrower shall procure that the SPAC Conversion Shares shall be issued and allotted by the Borrower as fully paid up on the relevant SPAC Conversion Date, and if so required by or deemed necessary or desirable under the law of the Cayman Islands or any other applicable laws, any certificates for such shares shall be dispatched to the persons entitled to them at their own risk.

(D)	The Borrower shall, on the SPAC Conversion Date:

(1)	issue (or procure the issue) to the Lenders (or their Lender Designate(s), as applicable) the number of shares due in accordance with the provisions of this Clause 8 (Conversion);

(2)	execute (or procure the execution of) such documents as may be required in connection with the issue of the shares to the Lenders (or their Lender Designate(s), as applicable); and

(3)

make (or procure the making of by the Transfer Agent) the appropriate entries in the Borrower’s register of members in respect of the issue of shares to the Lenders (or their Lender Designate(s), as applicable).

(E)

The Principal Amount shall automatically be reduced by an amount corresponding to the SPAC Conversion Amount when (but not before): (i) the Lenders (or their Lender Designate(s), as applicable) have been registered in the register of members of the Borrower and all relevant book entries have been completed by the Transfer Agent; and (ii) the Lenders (or their Lender Designate(s) as applicable) shall have received share certificates representing the shareholding of the Lenders if so required or deemed necessary or desirable under the laws of the Cayman Islands or any other applicable law.

8.3	The Lender Designate

The Original Lender hereby designates Eleuthera SPC to receive any SPAC Conversion Shares to which the Original Lender is entitled under this Agreement and references herein to any person designated by a Lender as a Lender Designate for such purposes shall be to Eleuthera SPC in relation to the Original Lender.

8.4	SPAC Lock-up Period

The SPAC Conversion Shares shall be subject to the SPAC Lock-up Period, during which time no Lender (or, if applicable, any Lender Designate) may dispose of any SPAC Conversion Shares or transfer any of its SPAC Conversion Shares. No Lender shall be liable in any way for any breach of the SPAC Lock-up Period or this Clause 8.4 by reason of any failure by another Lender or any Lender Designate to comply with the provisions herein.

8.5	Costs relating to the SPAC Conversion Shares

(A)

Without prejudice to any other provision in this Agreement, all reasonable costs of any professional advisers, all expenses and any taxes and stamp duties incurred in connection with the formation of the Rockley SPAC and/or the creation, allotment and issuance of shares (including notary and other legal fees), including the transfer of shares from a Lender to Eleuthera SPC or any person designated by them, shall be borne by the Borrower.

(B)

To the extent that any Finance Party incurs such costs or expenses or taxes or stamp duties as a result of the formation of the Rockley SPAC and/or the creation, allotment, issuance and/or transfer of shares, the Borrower shall, from time to time, on demand by the Agent, indemnify the Finance Parties on a full indemnity basis against such costs or expenses or taxes together with any VAT thereon incurred.

9.	Interest

9.1	Calculation of interest

Subject to Clause 9.4 (Interest after the Maturity Date), the rate of interest on each Loan for each Interest Period shall be two per cent. per annum, and which shall, prior to the Maturity Date and absent an Event of Default that has occurred, be calculated on the basis of the Principal Amount.

9.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period.

9.3	Default interest

(A)

Subject to Clause 9.4 (Interest after the Maturity Date), if the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue based on the Outstanding Balance Owed at a rate which is 3 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods. Any interest accruing under this Clause 9.3 shall be payable by the Borrower within 3 Business Days of written demand by the Agent.

(B)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain due and payable.

9.4	Interest after the Maturity Date

In respect of any amount outstanding under the Facility on the Maturity Date, interest shall no longer accrue at the rates specified in Clauses 9.1 (Calculation of interest) and/or 9.3 (Default interest) and shall thereafter accrue on the overdue amount from the Maturity Date as the due date up to the date of actual payment (both before and after judgment) at a rate which is 25 per cent. per annum.

Any interest accruing under this Clause 9.4 shall be immediately payable by the Borrower on demand by the Agent.

9.5	Notification of rates of interest

The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.	Interest periods

10.1	Interest Periods

(A)	Subject to Clauses 10.1(B) and 10.1(C) below, each Interest Period will, subject to Clause 10.2 (Changes to Interest Periods), be three Months.

(B)	An Interest Period for a Loan shall not extend beyond the Maturity Date.

(C)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

10.2	Changes to Interest Periods

(A)	The Agent may shorten the Interest Period for a Loan to ensure that it ends on the same day as another Loan which is outstanding.

(B)	If the Agent makes any change to an Interest Period referred to in this Clause 10.2, it shall promptly notify the Borrower.

10.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.4	Consolidation and division of Loans

If two or more Interest Periods:

(A)	relate to Loans; and

(B)	end on the same date,

those Loans will be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

11.	Tax gross-up and indemnities

11.1	Definitions

(A)	In this Agreement:

“Borrower DTTP Filing” means an H.M. Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(1)

where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part 2 of Schedule 1 (The Original Parties), and

(a)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(b)	where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or

(2)

where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender; and

(a)	where the Borrower is a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or

(b)

where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower.

“Form DTTP2” means HM Revenue & Customs Form DTTP2 or such other prescribed form of notification as HM Revenue & Customs specifies from time to time shall be used pursuant to the HMRC DT Treaty Passport scheme.

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(1)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(a)	a Lender:

(i)

which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(ii)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)	a Lender which is:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(iii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(c)	a Treaty Lender; or

(2)	a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

(a)	a company so resident in the United Kingdom; or

(b)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(3)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(1)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(2)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means a lender which is not an Original Lender and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender.

(B)

Unless a contrary indication appears, in this Clause 11 (Tax gross-up and indemnities) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

11.2	Tax gross-up

(A)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(B)

The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender (or the Arranger on behalf of the Original Lender) it shall notify the Borrower and that Obligor.

(C)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(D)

A payment shall not be increased under Clause 11.2(C) by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due any of the following apply:

(1)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(2)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (1)(b) of the definition of Qualifying Lender; and:

(a)

an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Borrower a certified copy of that Direction; and

(b)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(3)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (1)(b) of the definition of Qualifying Lender and:

(a)	the relevant Lender has not given a Tax Confirmation to the Borrower; and

(b)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower, on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(4)

the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 11.3 (Tax indemnity) or Clause 11.2(H).

(E)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(F)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(G)

(1)

Subject to Clause 11.2(G)(2) and Clause 11.2(G)(3), a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(2)	Nothing in Clause 11.2(G)(1) shall require a Treaty Lender to:

(a)	register under the HMRC DT Treaty Passport scheme; or

(b)	apply the HMRC DT Treaty Passport scheme to any Utilisation if it has so registered.

(3)

(a)

A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The Original Parties); and

(b)

a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall automatically be deemed to have discharged all its obligations and responsibilities pursuant to Clause 11.2(G)(1), subject to Clause 11.2(H)

(H)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Clause 11.2(G)(3):

(1)

such confirmation shall constitute notification by such Lender to the Borrower that the Lender wishes the HMRC DT Treaty Passport scheme to apply to this Agreement and that pursuant to such scheme the Borrower must comply with its obligations under Clause 11.2(H)(2); and

(2)

the Borrower shall, to the extent that such a Lender is a Lender under a Facility made available to the Borrower pursuant to Clause 2.1 (The Facility), file a duly completed Form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date on which such Lender became a Party as a Lender (and in any event by no later than 30 working days prior to the first date on which a payment of interest falls due under this Agreement).

(I)

If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (G)(2) above and a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(1)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs;

(2)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 30 days of the date of the Borrower DTTP Filing; or

(3)	HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired,

and in each case, the Borrower has notified the Agent and that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(J)

If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Clause 11.2(G)(3), no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment or its participation in any Loan unless the Lender otherwise agrees in writing.

(K)

The Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of (i) that Borrower DTTP Filing and (ii) (upon receipt from HMRC) the applicable treaty clearance letter, in each case to the Agent for delivery to the relevant Lender.

(L)	A UK Non-Bank Lender which is an Original Lender gives a Tax Confirmation to the Borrower by entering into this Agreement.

(M)	A UK Non-Bank Lender shall promptly notify the Borrower and the Agent if there is any change in the position from that set out in the Tax Confirmation.

11.3	Tax indemnity

(A)

The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(B)	Clause 11.3(A) shall not apply:

(1)	with respect to any Tax assessed on a Finance Party:

(a)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(b)	under the law of the jurisdiction in which that Finance Party is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(2)	to the extent a loss, liability or cost:

(a)	is compensated for by an increased payment under Clause 11.2 (Tax gross-up);

(b)	would have been compensated for by an increased payment under Clause 11.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 11.2(C) (Tax gross-up) applied; or

(c)	relates to a FATCA Deduction required to be made by a Party.

(3)

A Protected Party making, or intending to make a claim under Clause 11.3(A) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(4)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 11.3 (Tax indemnity), notify the Agent.

11.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(A)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(B)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

11.5	Lender status confirmation

Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(A)	not a Qualifying Lender;

(B)	a Qualifying Lender (other than a Treaty Lender); or

(C)	a Treaty Lender.

If such a Lender fails to indicate its status in accordance with this Clause 11.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 11.5.

11.6	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.7	VAT

(A)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 11.7(B), if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(B)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(1)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 11.7(B)(1) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(2)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(C)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(D)

Any reference in this Clause 11.7 (VAT) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to any member of such group which is responsible for accounting for, or paying, VAT on behalf of such group, or on behalf of any or all of the members thereof.

(E)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

11.8	FATCA information

(A)	Subject to Clause 11.8(C), each Party shall, within ten Business Days of a reasonable request by another Party:

(1)	confirm to that other Party whether it is:

(a)	a FATCA Exempt Party; or

(b)	not a FATCA Exempt Party;

(2)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(3)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(B)

If a Party confirms to another Party pursuant to Clause 11.8(A)(1) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(C)

Clause 11.8(A) shall not oblige any Finance Party to do anything, and Clause 11.8(A)(3) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(1)	any law or regulation;

(2)	any fiduciary duty; or

(3)	any duty of confidentiality.

(D)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 11.8(A)(1) or Clause 11.8(A)(2) (including, for the avoidance of doubt, where Clause 11.8(C) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(E)

If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(1)	where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of the Original Facility Agreement;

(2)	where the Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; or

(3)	where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(a)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(b)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(F)

The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender (or in the case of the Original Lender, the Arranger, acting on its behalf) pursuant to Clause 11.8(E) above to the Borrower.

(G)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 11.8(E) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(H)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender (or in the case of the Original Lender, the Arranger acting on its behalf) pursuant to Clause 11.8(E) or Clause 11.8(G) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clause 11.8(E), Clause 11.8(F) or Clause 11.8(G).

11.9	FATCA Deduction

(A)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(B)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

12.	Increased costs

12.1	Increased costs

(A)

Subject to Clause 12.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(1)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(2)	compliance with any law or regulation made after the date of the Original Facility Agreement; or

(3)

the implementation or application of, or compliance with, Basel III or any law or regulation which implements Basel III (including for the avoidance of doubt, CRD IV to the extent that is applies to Basel III) (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(B)	In this Agreement:

(1)	“Basel III” means:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(2)	“CRD IV” means:

(a)

Regulation (EV) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms as amended by Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019; and

(b)

Directive 2013/36EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC as amended by Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019.

(3)	“Increased Costs” means:

(a)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

12.2	Increased cost claims

(A)

A Finance Party intending to make a claim pursuant to Clause 12.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(B)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

12.3	Exceptions

(A)	Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

(1)	attributable to a Tax Deduction required by law to be made by an Obligor;

(2)	attributable to a FATCA Deduction required to be made by a Party;

(3)

compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 11.3(B) applied);

(4)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(B)	In this Clause 12.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 1.1 (Definitions).

13.	Other indemnities

13.1	Currency indemnity

(A)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(1)	making or filing a claim or proof against that Obligor;

(2)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(B)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(A)	the occurrence of any Event of Default;

(B)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(C)

funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(D)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

13.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(A)	investigating any event which it reasonably believes is a Default;

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(C)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

13.4	Indemnity to the Security Agent

(A)	Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(1)	any failure by an Obligor to comply with its obligations under Clause 15 (Costs and expenses);

(2)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(3)	the taking, holding, protection or enforcement of the Transaction Security;

(4)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(5)	any default by an Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(6)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Secured Assets (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(B)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Secured Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 13.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

14.	Mitigation by the lenders

14.1	Mitigation

(A)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality) or Clause 11 (Tax gross-up and indemnities) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate.

(B)	Clause 14.1(A) does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2	Limitation of liability

(A)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(B)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15.	Costs and expenses

15.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and syndication of:

(A)	this Agreement and any other documents referred to in this Agreement; and

(B)	any other Finance Documents executed after the date of the Original Facility Agreement.

15.2	Amendment costs

If:

(A)	an Obligor requests an amendment, waiver or consent; or

(B)	an amendment is required pursuant to Clause 31.9 (Change of currency),

the Borrower shall, within three Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

15.3	Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

15.4	Structuring expense

The Borrower shall promptly on demand, pay to the Lender in relation to its commitment a compensation for structuring expenses of 0.125 per cent of the Original Facility Amount per annum, due pro rata on each interest payment date (“Structuring Payments”). Upon acceleration of the facility due to Insolvency per Clause 20.5 (Insolvency) (the “Acceleration”), the Borrower pay (within 3 Business Days of written demand) to the Lender in relation to its commitment a structuring payment equal to USD 250,000.00 less the product of 2 and the aggregate sum of all Structuring Payments made until such date of Acceleration.

16.	Guarantee and indemnity

16.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(A)	guarantees to each Finance Party punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(B)

undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(C)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 16 (Guarantee and indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

16.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 16 (Guarantee and indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

16.4	Waiver of defences

The obligations of each Guarantor under this Clause 16 (Guarantee and indemnity) will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 16 (Guarantee and indemnity) (without limitation and whether or not known to it or any Finance Party) including:

(A)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(B)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(C)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(D)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(E)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(F)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(G)	any insolvency or similar proceedings.

16.5	Guarantor Intent

Without prejudice to the generality of Clause 16.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

16.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 16 (Guarantee and indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(A)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(B)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 16 (Guarantee and indemnity).

16.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 16 (Guarantee and indemnity):

(A)	to be indemnified by an Obligor;

(B)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(C)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(D)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 16.1 (Guarantee and indemnity);

(E)	to exercise any right of set-off against any Obligor; and/or

(F)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 31 (Payment mechanics).

16.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(A)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(B)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

16.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

16.11	Waiver of defences – California

If and to the extent the laws of the State of California are applied to this Agreement or any of the other Finance Documents, each Guarantor hereby waives the following:

(A)

any rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defences that are or may become available to a guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive;

(B)	any rights or defences a guarantor or other surety may have in respect of his or her or its obligations as a guarantor or other surety by reason of any election of remedies by a creditor;

(C)

any rights or defences a guarantor or other surety may have because the principal’s note or other obligation is secured by real property or an estate for years including, but not limited to, any rights or defences that are based upon, directly or indirectly, the application of California Code of Civil Procedure Sections 580a, 580b, 580d, or 726 to the principal’s note or other obligation;

(D)	all rights and defences that a guarantor may have because the debtor’s debt is secured by real property such that, among other things:

(1)	the creditor may collect from the guarantor without first foreclosing on any real or personal property collateral pledged by the debtor; or

(2)	if the creditor forecloses on any real property collateral pledged by the debtor:

(a)	the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price;

(b)	the creditor may collect from the guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the guarantor may have to collect from the debtor.

This is an unconditional and irrevocable waiver of any rights and defences the guarantor may have because the debtor’s debt is secured by real property. These rights and defences include, but are not limited to, any rights or defences based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.; and

(E)

all rights and defences arising out of an election of remedies by a creditor, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

17.	Representations

Each Obligor makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1	Status

(A)	It is a corporation, duly incorporated and validly existing under:

(1)	the laws of the Cayman Islands, in the case of the Borrower;

(2)	the laws of England and Wales, in the case of the English Obligor; and

(3)	the laws of Delaware, US, in the case of the US Obligor.

(B)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 22 (Assignment and Transfer by the Borrower), the Legal Reservations and Perfection Requirements, legal, valid, binding and enforceable obligations.

17.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:

(A)	conflict with any law or regulation applicable to it;

(B)	conflict with its or any of its Subsidiaries’ constitutional documents;

(C)	conflict with any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets; or

(D)

result in the creation or imposition of (or enforceability of) any Security on the whole or any part of its undertaking or assets pursuant to the provisions of any agreement or documents other than the Security Agreement.

17.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(A)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(B)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

17.6	Solvency

Each Obligor is able to pay its debts (including trade debts) as they fall due.

17.7	Purpose of Credit Extensions

The Original Borrower shall apply (and the Borrower shall assume the application of) each Loan in accordance with Clause 3 (Purpose).

17.8	No winding-up

No Obligor has taken any corporate or other action nor has any application been made or have any other steps been taken or legal proceedings been started or (to the best of each Obligor’s knowledge and belief having made due and proper enquiry) threatened against an Obligor or any of its Subsidiaries or for their winding-up or for the appointment of a trustee, liquidator, receiver, administrative receiver, administrator or similar officer of them or of any or all of their assets.

17.9	Deduction of Tax

In the case of the Borrower only, it is not required to make any Tax Deduction (as defined in Clause 1.1 (Definitions)) from any payment it may make under any Finance Document to a Lender which is:

(A)	a Qualifying Lender:

(1)	falling within paragraph (1)(a) of the definition of “Qualifying Lender”; or

(2)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (1)(b) of the definition of “Qualifying Lender”; or

(3)	falling within paragraph (2) of the definition of “Qualifying Lender” or;

(B)

a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

17.10	No filing or stamp taxes

Save for any registration of the Transaction Security Documents at Companies House under the Companies Act 2006, under the law of its Relevant Tax Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.11	No default

(A)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(B)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its or any of its Subsidiaries’ assets are subject which might have a Material Adverse Effect.

17.12	No misleading information

To the best of the Borrower’s knowledge (after making due and reasonable inquiries), no written representation, warranty or other statement of any Obligor in any certificate or written statement given to the Agent, on the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to the Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognised by the Agent that the projections and forecasts provided by an Obligor in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

17.13	Financial statements

(A)	Its Original Financial Statements were prepared in accordance with IFRS[1] consistently applied.

(B)	Its Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year.

(C)	There has been no change in its business or financial condition since the Closing Date that is reasonably likely to cause a Material Adverse Effect.

[1]	To be confirmed by Rockley.

17.14	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.15	No proceedings

(A)

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

(B)

No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries.

17.16	Taxation

(A)	It is not (and none of its Subsidiaries is) overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any material amount in respect of Tax.

(B)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes.

(C)	It is resident for Tax purposes only in the jurisdiction of its incorporation.

17.17	Intellectual Property rights

(A)

The Borrower is the sole legal and beneficial owner of (except for non-exclusive licences granted to its customers in the ordinary course of business), or has licensed to it on normal commercial terms, all of its Material Intellectual Property.

(B)	All Intellectual Property owned by any Subsidiary of the Borrower has been duly assigned to the Borrower.

(C)	All registered Material Intellectual Property owned by the Borrower is valid and enforceable, and no part of the Borrower’s Material Intellectual Property has been judged invalid or unenforceable.

(D)	The Borrower has taken all formal or procedural actions (including payment of fees) required to maintain any registered Material Intellectual Property owned by it.

(E)

The Borrower is not aware of any current, pending or threatened challenge or objection which has or might cause a Material Adverse Effect by any third party to the use by it of any Material Intellectual Property, or infringement of any of its Material Intellectual Property by any third party.

17.18	[RESERVED]

17.19	No undisclosed Security Interest

No Security (other than as permitted under this Agreement) exists over any of the present or future assets of the Obligors.

17.20	Forecasts and projections

All forecasts and projections supplied by or on behalf of an Obligor to the Agent were carefully prepared and believed by the Obligor to be not misleading at the date on which they were provided.

17.21	Other circumstances

No Obligor is aware of any facts or circumstances that have not been disclosed to the Finance Parties which might reasonably be likely to cause a Material Adverse Effect.

17.22	Jurisdiction

The Borrower has its centre of main interest in England and Wales for the purposes of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings.

17.23	Sanctions

No member of the Group, no Affiliate of any member of the Group and no director, manager, officer or employee of any of the foregoing:

(A)	is a Restricted Party;

(B)	has, to the knowledge of the Borrower, engaged in any dealings or transactions with a Restricted Party; or

(C)	has, to the knowledge of the Borrower, received notice of any action, suit, proceeding or investigation against it with respect to Sanctions.

17.24	Anti-corruption law

(A)

No member of the Group or (to the best of the Borrower’s knowledge and belief after due and careful inquiry) director and officer of the Borrower or member of the Group has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction.

(B)

Each member of the Group has instituted and maintained policies and procedures designed to promote and achieve compliance with applicable anti-bribery, anticorruption and anti-money laundering laws and regulations.

17.25	Shares

The Borrower represents and warrants to the Lenders that on the date hereof:

(A)	the Borrower’s issued share capital is, at the date of this Agreement, 1 ordinary share of US$0.00001;

(B)	all of the Borrower’s issued share capital is fully paid and is free and clear from any encumbrances; and

(C)

save in respect of any right of pre-emption, neither the constitutional documents of the Borrower nor any agreement or instrument to which the Borrower is a party or by which the Borrower may be bound, restrict or inhibit any issuance, or transfer upon creation, of the shares subject to the SPAC Conversion (including pursuant to any discretion granted to the board of directors of the Borrower permitting them to refuse to register any such transfer).

17.26	Regulatory compliance

The US Obligor represents that it is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. The US Obligor is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the US Federal Reserve Board of Governors). The US Obligor has complied in all material respects with the US Federal Fair Labor Standards Act. The US Obligor has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of the US Obligor’s or any of its Subsidiaries’ properties or assets has been used by the US Obligor or any Subsidiary or, to the best of the US Obligor’s knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. The US Obligor and each of its Subsidiaries have obtained all consents, approvals and authorisations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

17.27	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request, on the First Effective Date, on the Second Effective Date and on the first day of each Interest Period.

18.	Information undertakings

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 18:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (B) of Clause 18.1 (Financial statements, reports and certificates).

“Monthly Financial Statements” means the financial statements for a Month delivered pursuant to paragraph (A) of Clause 18.1 (Financial statements, reports and certificates).

“Quarterly Financial Statements” means the financial statements for a financial quarter delivered pursuant to paragraph (C) of Clause 18.1 (Financial statements, reports and certificates).

18.1	Financial statements, reports and certificates

The Borrower shall supply to the Agent and the Arranger:

(A)

as soon as the same become available, but no later than 30 days after the end of month, a company prepared consolidated and consolidating Monthly Financial Statements including at least balance sheet, income statement and cash flow statement covering the Borrower’s and each Subsidiary’s operations for such month certified by a Responsible Officer and in a form acceptable to the Agent and the Arranger;

(B)

as soon as the same become available, but no later than 180 days after the last day of the Borrower’s financial year, audited consolidated Annual Financial Statements prepared under US GAAP, consistently applied, with an unqualified opinion (or qualified only to the extent that the Agent regards such qualification as not being material, in its reasonable opinion) on the financial statements from an independent firm of chartered accountants reasonably acceptable to the Agent and the Arranger;

(C)

within 45 days after the last day of each financial quarter, a company prepared Quarterly Financial Statements balance sheet, income statement and cash flow statement covering the Borrower’s and each Subsidiary’s operations for such quarter, detailed information in key performance indicators, certified by a Responsible Officer and in a form acceptable to the Agent and the Arranger;

(D)

within 45 days after the last day of each quarter, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such quarter, the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting out calculations showing compliance with the financial covenants set out in this Agreement and such other information as the Agent and/or the Arranger shall reasonably request;

(E)

a prompt report of any legal actions pending or threatened in writing against the Borrower or any of its Subsidiaries that could result in damages or costs the Borrower or any Subsidiary of, individually or in the aggregate, £250,000 (or its equivalent in any other currency) or more;

(F)

on the last Business Day of February and August (commencing in February 2021), details of any newly registered Intellectual Property held by it or any of its Affiliates or any changes to any registered Intellectual Property held by it or any of its Affiliates;

(G)	as soon as available but no later than 45 days after the last day of each quarter the Borrower’s board approved progress update and Quarterly Financial Statements;

(H)

as soon as available but no later than 45 days after the last day of each quarter a confirmation by the Borrower that no assets of the Borrower, any Obligor or any direct or indirect subsidiary of the Borrower have been pledged other than to the Security Agent pursuant to this Agreement (or as otherwise permitted in this Agreement);

(I)	within five Business Days of delivery, copies of all statements, reports and notices made available to the Borrower’s security holders or to their shareholders (in their capacity as shareholders);

(J)	on the last day of each quarter the details of any new Material Company; and

(K)	budgets, sales projections, operating plans and other financial information reasonably requested by the Agent and/ or the Arranger.

18.2	Requirements as to financial statements

(A)

Each relevant Obligor shall procure that each set of Annual Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition, the Obligors’ Agent shall procure that each set of Annual Financial Statements of the Borrower shall be audited by the auditors.

(B)	Each set of financial statements delivered pursuant to Clause 18.1 (Financial statements, reports and certificates):

(1)

shall be certified by a director of the Obligors’ Agent on behalf of the relevant Obligor as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up; and

(2)	shall be prepared in accordance with US GAAP.

(C)

If the Agent and/or the Arranger wishes to discuss the financial position of any member of the Group with the auditors of that member of the Group, the Agent and/or the Arranger may notify the Borrower, stating the questions or issues which the Agent and/or the Arranger wishes to discuss with those auditors. In this event, the Obligors must ensure that those auditors are authorised (at the expense of the Borrower):

(1)

to discuss the financial position of the relevant member of the Group with the Agent and/or the Arranger (as applicable) on request, and upon reasonably prior notice, from the Agent or the Arranger (as applicable); and

(2)	to disclose to the Agent for the Finance Parties and/or the Arranger any information which the Agent and/or the Arranger (as applicable) may reasonably request.

18.3	Year-end

No Obligor shall change (and the Borrower shall ensure that no member of the Group changes) its Accounting Reference Date without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed). “Accounting Reference Date” means 31 December.

18.4	Budgets

(A)

The Borrower shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 45 days after the start of each of its Financial Years, an annual budget for that financial year (the “Budget”).

(B)	The Borrower shall ensure that each Budget for a financial year:

(1)	is prepared on a consolidated basis;

(2)	is in a form reasonably acceptable to the Agent and includes:

(a)	a projected consolidated profit and loss, balance sheet and consolidated cashflow statement for the Group; and

(b)	a capex plan,

for that Financial Year;

(3)

is prepared in accordance with US GAAP and the accounting practices and financial reference periods applied to financial statements under Clause 18.1 (Financial statements, reports and certificates); and

(4)	has been approved by the board of directors of the Borrower.

(5)

If the Borrower updates or changes the Budget (or if any changes to the Budget are proposed to be discussed by the board of directors of the Borrower), it shall promptly deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget (or details of such proposed change) together with a written explanation of the main changes made or proposed to be made in that Budget.

18.5	Valuation

The Agent may, at any time after the occurrence of an Event of Default which is continuing, by notice in writing to the Obligors, instruct a valuer to make a valuation of any Secured Assets. The Obligors shall pay all the costs of any such valuation. The Obligors shall give the valuer all such assistance as it may reasonably require to carry out any such valuation (including the provision of such information as the valuer may reasonably require) and shall allow it free access to such Secured Assets during business hours on the valuer giving reasonable prior notice that a valuation is to be carried out.

18.6	Inventory

(A)

The Obligors shall keep all Inventory in good and marketable condition, free from material defects to the extent any such material defects have or are reasonably likely to have a Material Adverse Effect. Returns and allowances between the Obligors and their Account Debtors shall follow the Obligor’s customary practices as updated from time to time.

(B)	Each Obligor must promptly notify the Agent of all returns, recoveries, disputes and claims of more than £250,000 in each case.

18.7	Annual auditors call

(A)

Each Obligor shall (and the Borrower shall ensure that each member of the Group requested by the Agent shall), within 10 Business Days’ of a request by a Lender, and on no less than five Business Days’ prior notice to the Agent, the Arranger and the Obligors’ Agent, hold a call (no more frequently than once every twelve months) during business hours in London which is available to the Agent, the Arranger and the Lenders to discuss an agenda proposed by the Agent and/or the Arranger.

(B)

If the Agent and/or the Arranger wishes to discuss the financial position of any member of the Group with the auditors of that member of the Group, the Agent and/or the Arranger may notify the Borrower, stating the questions or issues which the Agent and/or Arranger wishes to discuss with those auditors. In this event, the Borrower must ensure that those auditors are authorised (at the expense of the Borrower):

(1)	to discuss the financial position of the relevant member of the Group with the Agent and/or Arranger on request from the Agent and/or the Arranger; and

(2)	to disclose to the Agent for the Lenders and/or the Arranger any information which the Agent or the Arranger (as applicable) may reasonably request.

(C)

Notwithstanding any other term of this Agreement no Event of Default shall occur, or be deemed to occur as a result of any restriction on the identity of the Borrower’s auditors contained in this Agreement being prohibited, unlawful, ineffective, invalid or unenforceable pursuant to applicable laws.

18.8	Board Observer

(A)

The Original Borrower and the Borrower (from the First Effective Date only) shall procure that, at all times from and including the Closing Date (or the First Effective Date, in the case of the Borrower) until and excluding the First Effective Date in the case of the Original Borrower or the SPAC Listing Date in the case of the Borrower (each, the “Relevant Time”), a representative of the Agent or the Original Lender (or the Arranger acting on its behalf), or Eleuthera SPC (the “Board Observer”) shall be entitled to attend each Board Meeting on behalf of the Lenders on the condition that the Board Observer shall attend Board Meetings as an observer only and shall not:

(1)	have any rights or liabilities in relation to the direction or conduct of any management of any member of the Group as a result of attending Board Meetings; or

(B)

be entitled to vote at, or count in the quorum for, any Board Meeting. At all times during the Relevant Time, the Borrower and/or Original Borrower (as the case may be) shall procure that the Board Observer is given notice of Board Meetings:

(1)	as soon as reasonably practicable;

(2)	no later than the time that notice of the relevant Board Meeting is given to members of the board of directors of the Borrower generally;

(3)	no later than the time that notice of the relevant Board Meeting is required to be given pursuant to the constitutional documents of the Borrower; and

(4)

in any event, no later than 10 Business Days prior to the relevant Board Meeting (unless the Chairman of the Board of Directors reasonably deems it important for the commercial interest of the Borrower to convene the Board Meeting earlier than this).

(C)

At all times during the Relevant Time, the Borrower (or the Original Borrower, prior to the First Effective Date) shall procure that the Board Observer is supplied with a copy of all relevant board papers which are dispatched to members of the board of directors of the Borrower for the purposes of a Board Meeting generally at the same time as they are dispatched to those members of the board of directors of the Borrower (or the Original Borrower, as the case may be).

(D)

The Agent, the Original Lender (or the Arranger acting on its behalf) or Eleuthera SPC agree that as a condition to their representative acting as a Board Observer, such person shall undertake to cooperate with the Borrower and fulfil any and all necessary formalities requested by the competent authorities or by applicable laws, as well as comply with any applicable laws, in each case as the same apply to their role as a Board Observer, in all cases during the Relevant Time only.

(E)

Notwithstanding the foregoing, where the Borrower’s (or Original Borrower’s) board of directors resolve, acting reasonably and in good faith, that a matter to be discussed gives rise to an actual bona fide conflict of interest between the Lenders and the Borrower (or, prior to the First Effective Date, the Original Borrower), the Board Observer may be excluded from the part of the meeting (and from the distribution list for any such associated written materials) where the matter giving rise to such conflict of interest is discussed, in all cases during the Relevant Time only.

(F)

Notwithstanding any other term in this Clause 18.8 (Board Observer), on and from the SPAC Listing Date, if the Parties are unable to obtain the necessary information pursuant to the terms of this Agreement and/or agree any suitable additional information rights (whether by way of an amendment to the existing information covenants herein or otherwise), then the Borrower shall, at any time on or following the SPAC Listing Date, absent any such agreement or access to the relevant information above, grant the Arranger the right to perform an audit at any time upon request which will include providing the Arranger with access to the Borrower’s premises and the right to inspecting the Borrower’s board minutes and books. The Arranger may at its discretion refrain from exercising the information and audit rights if the Arranger acting in its sole discretion believes that such information or audit may provide it with material non-public information affecting the ability of the Lender Designate to sell the SPAC Conversion Shares.

(G)	In this Clause 18.8 (Board Observer), “Board Meeting” means any meeting of:

(1)	the board of directors; or

(2)	any committee of the board of directors,

of the Borrower or the Original Borrower which is held on or after the Closing Date.

18.9	Notification of default

(A)

Each Obligor shall notify the Agent and the Arranger of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(B)

Promptly upon a request by the Agent and/or the Arranger, the Borrower shall supply to the Agent and/or the Arranger a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.10	“Know your customer” checks

(A)	If:

(1)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(2)

any change in the status of an Obligor or the addition or resignation of an Obligor in respect of this Agreement, or the composition of the shareholders of or control of any Obligor after the date of this Agreement; or

(3)	a proposed assignment or transfer by any Lender of any of its rights and obligations under this Agreement,

obliges any Lender, the Agent or the Security Agent (or, in the case of Clause 18.10(A)(3), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, such Obligors shall promptly upon the request of the Agent, Security Agent or any Lender (or the Arranger, on behalf of the Original Lender) supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or the Security Agent) or any Lender (for itself or, in the case of the event described in Clause 18.10(A)(3), on behalf of any prospective new Lender) in order for the Agent, Security Agent, such Lender or, in the case of the event described in Clause 18.10(A)(3), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(B)

Each Lender or the Arranger (as the case may be) shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.	General undertakings

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Authorisations

Each Obligor shall promptly:

(A)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(B)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

19.2	Compliance with laws

Each Obligor comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

19.3	Negative pledge

(A)	No Obligor shall (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(B)	No Obligor shall (and the Borrower shall ensure that no other member of the Group will):

(1)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(2)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(3)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(4)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(C)	Clause 19.3(A) and Clause 19.3(B) do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(1)	any cash collateral arrangements securing ancillary banking services;

(2)

any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors;

(3)

any payment or close out netting or set-off arrangement pursuant to any derivative transaction or foreign exchange transaction entered into by a member of the Group which is permitted under Clause 19.5 (Financial Indebtedness), excluding any Security or Quasi-Security under a credit support arrangement;

(4)	any Security or Quasi-Security existing on the date of this Agreement which is approved by the Agent in writing and Security or Quasi-Security arising under the Finance Documents;

(5)

any Security or Quasi-Security for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which any Obligor maintains adequate reserves on its books;

(6)

purchase money Security or Quasi-Security on (i) Equipment acquired or held by any Obligor incurred for financing the acquisition of the Equipment securing no more than £50,000 in aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Security or Quasi-Security is confined to the property and improvements and the proceeds of the Equipment;

(7)

any leases or sub-leases and non-exclusive licences or sub-licences granted in the ordinary course of any Obligor’s business, if the leases, sub-leases, licences and sub-licences permit granting the Security Agent Security or Quasi-Security;

(8)	any Security created pursuant to a charge over deposit dated 10 July 2020 between Silicon Valley Bank and the Borrower;

(9)

any Security or Quasi-Security incurred in the extension, renewal or refinancing of the indebtedness secured by any Security or Quasi-Security in paragraphs (1) to (7) above, provided that any extension, renewal or replacement Security or Quasi-Security shall be limited to the property encumbered by the existing Security or Quasi-Security and the principal amount of such indebtedness shall not increase; or

(10)	any lien arising by operation of law and in the ordinary course of trading;

(11)	any Security or Quasi-Security granted with the prior written consent of the Agent.

19.4	Disposals

(A)

No Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(B)	Clause 19.4(A) does not apply to any sale, lease, transfer or other disposal:

(1)	which is a Non-Qualified Trade Sale;

(2)	of Inventory and cash in the ordinary course of business;

(3)	Cash Equivalents for other Cash Equivalents or cash;

(4)	of Intellectual Property where:

(a)

the board of directors of the Borrower consider it in the best interests of the Borrower to do so and, in respect of Material Intellectual Property, have given 10 Business Days’ notice to the Agent; and

(b)	such disposal is on arms-length, on bona fide commercial terms and made to an unrelated third party;

(5)	of Intellectual Property where the same is being licenced in the ordinary course of business on arms-length and bona fide commercial terms to an unrelated third party;

(6)	of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

(7)	of worn out obsolete or redundant Equipment; or

(8)	in connection with anything permitted pursuant to Clause 19.3(C) and Clause 19.5(B).

19.5	Financial Indebtedness

(A)	No Obligor shall (and the Borrower shall ensure that no other member of the Group will) create, incur, assume, or be liable for any Financial Indebtedness.

(B)	Clause 19.5(A) does not apply to:

(1)	SVB credit card facilities and other ancillary facilities up to a maximum of £500,000 or its equivalent in other currencies (in aggregate);

(2)	$2,859,824 made available to the US Obligor under the US Paycheck Protection Program;

(3)	the Obligor’s Financial Indebtedness to the Finance Parties under the Finance Documents;

(4)

Financial Indebtedness of the Original Borrower created under the Intra-Group Loan Note Instrument up to a maximum aggregate amount of up to an amount equivalent to the product of the Original Facility Amount and the SPAC Conversion Multiple, and provided that:

(a)	such Financial Indebtedness:

(i)	is owed to the Borrower;

(ii)	is at all times contractually subordinated in right of payment to amounts owing under the Facility Agreement; and

(iii)	has a specified maturity falling after and is repaid or prepaid only after amounts owing under the Facility Agreement have been repaid or prepaid in full;

(b)	no payment in relation to such Financial Indebtedness is permitted until all amounts owing under the Facility Agreement have been paid and discharged in full;

(c)	the Borrower’s rights in respect of such Financial Indebtedness is subject to valid Transaction Security created pursuant to the Intra-Group Loan Note Charge; and

(d)	any other terms of the Intra-Group Loan Note Instrument not specified in this item (4) are satisfactory in form and substance to the Arranger (acting reasonably);

(5)	Financial Indebtedness in respect of rent deposits up to a maximum aggregate amount of £250,000 (or its equivalent in other currencies);

(6)	Financial Indebtedness existing on the date of this Agreement that the Agent has previously approved in writing;

(7)	unsecured Financial Indebtedness subordinated to the obligations due to the Finance Parties hereunder on terms satisfactory to the Agent and the Arranger (each acting reasonably);

(8)	unsecured Financial Indebtedness to trade creditors incurred in the ordinary course of business;

(9)	Financial Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(10)

Financial Indebtedness arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes;

(11)

Financial Indebtedness arising under any derivative transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group for a period of not more than 12 months and not for speculative purposes;

(12)

of any person acquired by a member of the Group after the Closing Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of 3 months following the date of acquisition;

(13)	under Finance Leases;

(14)

under any other finance or capital leases (other than Finance Leases) of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group does not exceed £500,000 (or its equivalent in other currencies) at any time;

(15)	not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed £500,000 (or its equivalent) in aggregate for the Group at any time; and

(16)

extensions, refinancings, modifications, amendments and restatements of any items of Financial Indebtedness set out in paragraphs (1) to (9) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon any Obligor or any Subsidiary, as the case may be.

19.6	Distributions

No Obligor shall pay any dividends or make any distribution or payment or redeem, or purchase any of its share capital save in accordance with arrangements previously agreed in writing by the Agent, or any dividends or distributions paid or made by a Subsidiary of an Obligor to such Obligor.

19.7	Repayments

No Obligor shall pay any interest or principal owed in respect of any outstanding Financial Indebtedness (other than Financial Indebtedness created pursuant to the Finance Documents) save in accordance with arrangements previously agreed in writing by the Agent.

19.8	[Reserved]

19.9	Taxation

(A)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(1)	such payment is being contested in good faith;

(2)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 18.1 (Financial statements); and

(3)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(B)	No Obligor may change its residence for Tax purposes.

19.10	Merger

(A)

No Obligor shall (and the Borrower shall ensure that no other member of the Group will), enter into any amalgamation, demerger, merger or corporate reconstruction where such Obligor is not the surviving legal entity.

(B)	Clause 19.10(A) does not apply to: (i) a Permitted Flotation; (i) any Qualified Exit; or (ii) any sale, lease, transfer or other disposal permitted pursuant to Clause 19.4 (Disposals).

19.11	Change of business

Each Obligor shall (and shall ensure that each of its Subsidiaries) procure that no substantial change is made to the general nature of the business of each Obligor, as applicable, from that carried on at the date of this Agreement.

19.12	Change of ownership or management

No Obligor shall:

(A)

permit a change in the ownership or control of any Subsidiary of the Borrower without the written consent of the Agent, save in respect of a Qualified Exit, or a Permitted Flotation, the Rockley SPAC Merger, the formation of the Rockley SPAC or the Rockley Share Exchange; or

(B)	without at least 30 days prior written notice to the Agent:

(1)	change its jurisdiction of organisation; or

(2)	change its legal structure or type; or

(3)	change its legal name.

19.13	Government compliance

(A)

Each Obligor shall maintain its, and all of its Subsidiaries’, legal existence and good standing in their jurisdictions of formation and maintain its existence in each jurisdiction in which the failure to do so would reasonably be expected to cause a Material Adverse Effect. Each Obligor shall comply, and shall procure that each of its Subsidiaries complies, with all laws, ordinances and regulations to which it is subject, the non-compliance with which could reasonably be expected to cause a Material Adverse Effect.

(B)

Each Obligor shall obtain all of the Governmental Approvals necessary (if any) for the performance by such Obligor of its obligations under the Loan Documents to which it is a party and the grant of a security interest to the Security Agent in all of its property.

(C)	Each Obligor shall promptly on written request provide copies of any Governmental Approvals to the Agent.

19.14	Tax and pensions

Each Obligor shall make, and cause each of its Subsidiaries to make, timely payment of all material Tax or assessments (other than Tax and assessments which such Obligor is contesting in good faith, with adequate reserves maintained in accordance with US GAAP) and will deliver to the Agent, on demand, appropriate certificates attesting to such payments and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

19.15	Insurance

(A)	Each Obligor shall keep its business and the Secured Assets insured for risks and in amounts standard for companies in such Obligor’s industry and location and as the Agent may reasonably request.

(B)	If an Obligor receives any proceeds under any insurance policy it shall notify the Agent and the Agent in writing of any such payment.

(C)

Following an Event of Default which is continuing, proceeds payable under any asset protection insurance policy taken out by or otherwise vested in an Obligor shall, at the Agent’s option, be payable to the Agent on account of the obligations of the Obligors under the Finance Documents.

19.16	Covenants in relation to shares

(A)	The Borrower shall do all such things and do all such acts and shall execute all such documents (whether notarial or otherwise) to the extent necessary or appropriate to:

(1)	ensure at all relevant times that its authorised share capital is sufficient to allow for the allotment and issue of all shares required to give effect to the SPAC Conversion;

(2)

grant and give effect to the SPAC Conversion in accordance with the terms of this Agreement including, without limitation, despatching free of charge to the persons entitled thereto within 28 days of the SPAC Conversion Date certificates for the shares issued under the SPAC Conversion (should this be a requirement or be deemed necessary to give effect to, or validate the SPAC Conversion under any applicable laws);

(3)	effect the SPAC Conversion by the Lenders;

(4)	facilitate and give effect to any transfer of shares hereunder by the Lenders or if applicable, any Lender Designate(s); and

(5)

prior to the SPAC Conversion Date and subject to the provisions of Clause 21 (Changes to the Lenders), facilitate the assignment of all rights and benefits of the Lenders under this Agreement or the transfer of all rights, benefits and obligations of the Lenders under this Agreement, in each case as they relate to the SPAC Conversion.

(B)

The Borrower shall not in respect of any shares subject to the SPAC Conversion and, until such time as the SPAC Conversion Shares are issued to the Lender s (and/or their Lender Designate(s), as applicable) pursuant to Clause 8 (Conversion) and the SPAC Conversion is completed:

(1)

grant or cooperate to grant options, warrants, rights of conversion or other arrangements to any person or persons, in respect of any shares allotted or issued in connection with Clause 8 (Conversion) (and in all cases above, arising other than in respect of the SPAC Conversion itself);

(2)	change or cooperate to change any rights attaching to any of the shares, other than pursuant to the SPAC Conversion granted to the Lenders pursuant to Clause 8 (Conversion);

(3)	other than in respect of any pledge of shares created in favour of the Lenders, pledge or encumber or cooperate to pledge or encumber the shares,

and shall ensure that any share pre-emption rights then applying are either disapplied or waived in full in respect of the SPAC Conversion Shares.

(C)

The Borrower shall notify the Agent in writing without delay regarding any action matter or thing which if done would result in a breach of Clause 8 (Conversion) or if it becomes aware that any such action, matter or thing has been done; and

(D)	The Borrower shall notify the Agent in writing without delay if any matter becomes known to it which is inconsistent with any of the representations given in Clause 17.25 (Shares).

19.17	Material Intellectual Property

Each Obligor shall:

(A)	protect, defend and maintain the subsistence, validity and enforceability of the Material Intellectual Property;

(B)	promptly advise the Agent in writing of material infringements of its Material Intellectual Property;

(C)	use reasonable endeavours to prevent any infringement in any material respect of its Material Intellectual Property;

(D)

make registrations and pay all registration fees and taxes necessary to maintain its Material Intellectual Property in full force and effect and record its interest in that Material Intellectual Property;

(E)

not use or permit its Material Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Material Intellectual Property which may materially and adversely affect the existence or value of its Material Intellectual Property or imperil its right to use such property;

(F)	not allow any Material Intellectual Property to be abandoned, forfeited, dedicated to the public or encumbered without the Agent’s written consent; and

(G)

not allow any of its Affiliates to register any Material Intellectual Property without procuring that such Affiliate enters in such intellectual property security agreements and other documents and take such other actions as the Agent shall request in its good faith business judgement to perfect and maintain a first priority perfected Security in favour of the Security Agent in such property, including without limitation assignment of such Material Intellectual Property to the Borrower.

19.18	Financial assistance

The proceeds of any Loan will not be utilised or assumed by the Borrower for any purpose which could constitute unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.

19.19	Transactions with Affiliates

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of an Obligor, except for transactions that are in the ordinary course of an Obligor’s business, upon fair and reasonable terms that are no less favourable to the Borrower than would be obtained in an arm’s length transaction with a person who is not an Affiliate of an Obligor.

19.20	Subsidiary Restrictions

(A)

The Obligors shall not in any 12 month period from the date of this Agreement downstream any funds or provide any financial assistance to any Subsidiary (that is not itself also an Obligor) in excess of $6,000,000 or its equivalent in any other currency (in aggregate).

(B)

The Obligors shall ensure that at all times the maximum amount of Cash and Cash Equivalents held by the Subsidiaries of any Obligor (that is not itself also an Obligor) shall be $500,000 or its equivalent in any other currency (in aggregate).

19.21

With the exception of a Permitted Flotation, the Borrower shall not seek to list or implement listing of its shares on any public trading venue. Furthermore, the Borrower shall ensure that none of its direct and indirect Subsidiaries seek or implement listing of their respective shares on any public trading venue.

19.22	Anti-corruption law and Sanctions

(A)	Each Obligor shall (and the Borrower shall ensure that each other member of the Group will):

(1)	conduct its businesses in compliance with applicable anti-bribery, anti-money laundering and anti-corruption laws and regulations and Sanctions; and

(2)	maintain policies and procedures designed to promote and achieve compliance with such laws and regulations and Sanctions;

(3)

ensure that no revenue or benefit derived directly or, to the best of its knowledge having made due and careful enquiry, indirectly from any activity or dealing with a Restricted Party is used in discharging any obligation due or owing to any Finance Party under the Finance Documents; and

(4)	not engage in any conduct which could reasonably be expected to cause it to:

(a)	be in breach of any Sanctions, the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions; or

(b)	become a Restricted Party.

Each Obligor shall ensure (and the Borrower shall procure that each member of the Group shall ensure) that no Utilisation or the proceeds thereof are directly or, to the best of its knowledge having made due and careful enquiry, indirectly used, lent, paid to, contributed or otherwise made available:

(5)

to fund, finance or for the purposes of any trade, business, transaction or other activities involving, related to or for the benefit of any Restricted Party or any country which is the subject of Sanctions or which is otherwise prohibited by Sanctions; or

(6)	in any manner that results or could reasonably be expected to result in the Borrower, any member of the Group or any Finance Party:

(a)	being in breach of any Sanctions, the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions; or

(b)	becoming a Restricted Party.

19.23	Amendment to articles of association

(A)

By no later than the date on which the initial conditions precedent are satisfied pursuant to Clause 4.1(a) the Borrower shall amend its standing terms of reference applicable to meetings of the Borrower’s board of directors (including any sub committee of directors) to provide that any proposal to create Security or Quasi-Security over any asset of any member of the Group, other than as expressly permitted pursuant to this Agreement, shall require consent in advance by the Security Agent, with such provision remaining in force until the irrevocable repayment in full and cancellation of this Agreement.

(B)

The Borrower shall ensure that such terms set out in paragraph (A) above are set out in writing and a copy certified by a director as a true copy of the terms of reference is delivered to the Security Agent.

19.24	SPAC Lock-Up Period

(A)

The Borrower shall procure that all investors in the Borrower that have invested a principal amount equal to or greater than USD8,000,000 prior to the Flotation of the Rockley SPAC shall be subjected to a lock-up restriction (to the extent they receive shares in the Borrower) and that no such lock-up restriction is shorter than or ends prior to a date falling 90 days from the last day of the SPAC Lock-up Period.

(B)

The Borrower shall, promptly and as soon as reasonably practicable after it has reached an agreement or understanding with respect to any applicable lock-up restrictions, notify the Arranger and the Agent of any applicable lock-up restriction for any investor pursuant to clause 19.24(A) above including all details in respect of the applicable lock-up restriction as may be reasonably requested by the Arranger and the Agent.

19.25	Minimum Cash Balance

The Borrower shall ensure that it shall, at all times, maintain a cash balance of at least USD35,000,000 (or its equivalent in any other currencies) in accounts held in its name.

20.	Events of default

Each of the events or circumstances set out in this Clause 20 is an Event of Default (save for Clause 20.15 (Acceleration) or Clause 20.16 (Acceleration upon an Insolvency Event)).

20.1	Non-payment

Any Obligor does not pay on the due date any:

(A)	payment of principal or interest payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(1)	its failure to pay is caused by:

(a)	administrative or technical error; or

(b)	a Disruption Event; and

(2)	payment is made within three Business Days of its due date; or

(B)

payment of any other amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless payment is made within five Business Days of its due date for repayments and payments which are not due on the applicable Maturity Date or Repayment Date.

20.2	Other obligations

(A)	Any Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.1 (Non-payment)).

(B)	Any Obligor does not comply with Clause 19.3 (Negative Pledge) or any negative pledge covenant contained in any Finance Document.

(C)	No Event of Default under Clause 20.2(A) will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the occurrence of such Default.

20.3	Misrepresentation

(A)

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(B)

No Event of Default under Clause 20.3(A) will occur if the underlying circumstance giving rise to the misrepresentation is capable of remedy and is remedied within 15 Business Days of an Obligor becoming aware of such circumstance or the Agent giving written notice of the same to an Obligor.

20.4	Cross default

(A)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(B)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(C)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of an Obligor as a result of an event of default (however described).

(D)

Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of such Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(E)

No Event of Default will occur under this Clause 20.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 20.4(A) to 20.4(D) is less than £250,000 (or its equivalent in any other currency or currencies).

20.5	Insolvency

(A)	Any Obligor:

(1)	is unable or admits inability to pay its debts as they fall due;

(2)	suspends making payments on any of its debts; or

(3)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(B)	A moratorium is declared in respect of any indebtedness of any Obligor.

20.6	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(A)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(B)

a meeting of the shareholders, directors or other officers of any Obligor is convened for the purpose of considering any resolution for, to petition for or to make an application to or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(C)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(D)

the appointment of a liquidator (other than in respect of a solvent liquidation of any Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its assets;

(E)

in respect of the US Obligor: any proceeding is issued under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganisation, arrangement, or other relief; or

(F)	enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction (together, referred to herein as the “Insolvency Proceedings”).

This Clause 20.6 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement.

20.7	Creditors’ process

(A)	Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor or any of its Subsidiaries’ assets and is not discharged within 15 Business Days.

(B)

The service of proceedings upon an Obligor or any of its Subsidiaries seeking to attach, by trustee or similar process, any funds of an Obligor or any of its Subsidiaries’ on deposit with the Lender, or any entity under control of the Finance Parties (including any of its Subsidiaries).

(C)	An Obligor or any of its Subsidiaries is the subject of an injunction, restrained, or prevented by court order from conducting a material part of its business.

(D)	A judgment or other claim becomes a lien on a material portion of the assets of an Obligor or any of its Subsidiaries.

(E)

A notice of lien, levy, or assessment is filed against an asset of an Obligor or any of its Subsidiaries by any government department or agency including HM Revenue & Customs and not paid within 20 Business Days after an Obligor or Subsidiary (as the case may be) receives notice.

(F)

The occurrence of any of the events in paragraph (A) to paragraph (E) will not be an Event of Default if stayed or if a bond is posted pending appeal by an Obligor or Subsidiary (as appropriate) (but no Loans shall be made during the grace period).

20.8	Unlawfulness

(A)	Subject to the Legal Reservations and the Perfection Requirements, it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(B)	This Agreement ceases to be in full force and effect.

20.9	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

20.10	Judgments

If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least £250,000 or its equivalent in any other currency (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against an Obligor and shall remain unsatisfied and unstayed for a period of 20 days (provided that no Loans will be made prior to the satisfaction or stay of such judgment).

20.11	Governmental Approvals

(A)

Any Governmental Approval has been revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term where such revocation, recession or suspension has or could reasonably be expected to cause a Material Adverse Effect; or

(B)

subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in paragraph (A) above, and such decision or such revocation, rescission, suspension, modification or non-renewal:

(1)	is, or could reasonably be expected to be, a Material Adverse Effect; or

(2)

adversely affects the legal qualifications of an Obligor to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to cause a Material Adverse Effect.

20.12	Validity of agreement

Subject to the Legal Reservations and the Perfection Requirements, at any time any act, condition or thing required to be done, fulfilled or performed by it in order to:

(A)	enable an Obligor lawfully to enter into, exercise their rights under or perform the obligations expressed to be assumed by them in the Finance Documents to which it is a party;

(B)

ensure that the obligations expressed to be assumed by an Obligor in the Finance Documents to which it is a party are legal, valid and binding save for any registration at Companies House under the Companies Act 2006; or

(C)	make the Finance Documents to which it is a party admissible in evidence in England and Wales,

is not done, fulfilled or performed within any time available to ensure compliance with the same and such omission could reasonably be expected to cause a Material Adverse Effect.

20.13	Cessation of business

An Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

20.14	Conversion of Loans

Any failure by the Borrower to issue when due, fully paid-up shares in sufficient amount in the name of a Lender (or, if applicable any Lender Designate) as provided for in this Agreement in connection with any SPAC Conversion Date.

20.15	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(A)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(B)

other than in respect of an Event of Default arising under Clause 20.5 (Insolvency) or 20.6 (Insolvency Proceedings), declare that all or part of the Outstanding Balance Owed under the Facility and other Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(C)

other than in respect of an Event of Default arising under Clause 20.5 (Insolvency) or 20.6 (Insolvency Proceedings), declare that all or part of the Outstanding Balance Owed under the Facility be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(D)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

20.16	Acceleration upon an Insolvency Event

Upon the exercise of any rights under Clause 20.15 (Acceleration) as a result of an Event of Default arising under Clause 20.5 (Insolvency) or 20.6 (Insolvency Proceedings), the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower, declare that an amount equal to: (A) the product of 125 per cent. of the Principal Amount, plus (B) any interest accrued, shall become immediately due and payable.

21.	Changes to the lenders

21.1	Assignments and transfers by the Lenders

Subject to this Clause 21, a Lender (the “Existing Lender”) may:

(A)	assign any of its rights; or

(B)	transfer by novation any of its rights and obligations,

under any Finance Document to another person (the “New Lender”).

21.2	Conditions of assignment or transfer

(A)	The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(1)	to another Lender or an Affiliate of a Lender;

(2)	to Eleuthera SPC;

(3)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(4)	made at a time when an Event of Default is continuing.

(B)

The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent ten Business Days after the Existing Lender has requested it in writing unless consent is expressly refused by the Borrower within that time.

(C)	An assignment will only be effective on:

(1)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; and

(2)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(D)	A transfer will only be effective if the procedure set out in Clause 21.5 (Procedure for transfer) is complied with.

(E)	If:

(1)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents; and

(2)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender under Clauses 11.2 (Tax gross-up), 11.3 (Tax indemnity) or Clause 12 (Increased Costs), then the New Lender is only entitled to receive payment under those Clauses to the same extent as the Existing Lender would have been if the assignment, transfer or change had not occurred.

(F)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

21.3	Assignment or transfer fee

Unless the Agent otherwise agrees, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $2,500, save that any such fee shall not apply to any transfer from Eleuthera SPC to the Original Lender or the other way round.

21.4	Limitation of responsibility of Existing Lenders

(A)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(1)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(2)	it’s or any other person’s financial condition;

(3)	the performance and observance by its or any other person of its obligations under the Finance Documents or any other documents; or

(4)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(B)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(1)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(2)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(C)	Nothing in any Finance Document obliges an Existing Lender to:

(1)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 21 (Changes to the lenders); or

(2)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by it or any other person of its obligations under the Finance Documents or otherwise.

21.5	Procedure for transfer

(A)

Subject to the conditions set out in Clause 21.2 (Conditions of assignment or transfer), a transfer is effected in accordance with Clause 21.5(C) when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 21.5(B), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(B)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(C)	Subject to Clause 21.9 (Pro rata interest settlement), on the Transfer Date:

(1)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(2)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(3)

the Agent, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(4)	the New Lender shall become a Party as a “Lender”.

21.6	Procedure for assignment

(A)

Subject to the conditions set out Clause 21.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with Clause 21.6(C) when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 21.6(B), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(B)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(C)	On the Transfer Date:

(1)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(2)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(3)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(D)

Lenders may utilise procedures other than those set out in this Clause 21.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 21.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in and Clause 21.2 (Conditions of assignment or transfer).

21.7	Copy of Transfer Certificate or Assignment Agreement to the Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Assignment Agreement send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

21.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 21 (Changes to the lenders), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(A)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(B)

in the case of any Lender or SPV Lender, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities comprised in any Funding Source, except that no such charge, assignment or Security shall:

(1)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(2)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

21.9	Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 21.5 (Procedure for transfer) or any assignment pursuant to Clause 21.5 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(A)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(B)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(1)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(2)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 21.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

21.10	Prohibition on Loan Exposure Transactions

No Obligor may enter into any Loan Exposure Transaction.

22.	Changes to the obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

23.	Additional borrowers

23.1

Subject to compliance with the provisions of Clause 18.10 (“Know your customer” checks), the Agent may request that any member of the Group or a Material Company becomes a Borrower. That member of the Group or Material Company (as the case may be) shall become a Borrower if:

(A)	the Majority Lenders and the Agent approve the addition of that member of the Group or that Material Company as a Borrower;

(B)	the Obligors’ Agent and that member of the Group or Material Company (as the case may be) delivers to the Agent a duly completed and executed Accession Deed;

(C)	the Obligors’ Agent confirms that no Default is continuing or would occur as a result of that Material Company or that member of the Group becoming an Additional Borrower; and

(D)

the Agent has received such Security and other documents and evidence as it may reasonably request (in form and substance similar to the items provided by the Obligors pursuant to Part II and if applicable, Part 3 of Schedule 2 (Conditions precedent)), each in form and substance satisfactory to the Agent.

23.2

The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II and if applicable, Part 3 of Schedule 2 (Conditions precedent)

23.3

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph 23.2 above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

24.	Resignation of a borrower

24.1	With the prior consent of all the Lenders, the Obligors’ Agent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

24.2	The Agent shall accept a Resignation Letter and notify the Obligors’ Agent and the other Finance Parties of its acceptance if:

(A)	the Obligors’ Agent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(B)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and

(C)

where the Borrower is also a Guarantor, its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Obligors’ Agent has confirmed this is the case).

24.3

Upon notification by the Agent to the Obligors’ Agent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

24.4

The Agent may, at the cost and expense of the Obligors’ Agent, require a legal opinion from counsel to the Agent confirming the matters set out in Clause 24.2 above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

25.	Additional guarantors

25.1	Subject to compliance with the provisions of Clause 18.10 (“Know your customer” checks), the Obligors’ Agent may request that it or any of its wholly owned Subsidiaries become a Guarantor.

25.2

The Obligors’ Agent shall ensure that each member of the Group identified in Part 3 of Schedule 2 (Conditions precedent) as an Additional Obligor shall become an Additional Guarantor and shall grant the Transaction Security identified opposite the name of that member of the Group in Part 3 of Schedule 2 (Conditions precedent) on or prior to the date specified in Part 3 of that Schedule.

25.3

The Obligors’ Agent shall procure that any other member of the Group which is a Material Company shall, as soon as possible after becoming a Material Company become an Additional Guarantor and grant Security as the Agent may require.

25.4	A member of the Group shall become an Additional Guarantor if:

(A)	the Obligors’ Agent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(B)

the Agent has received all of the documents and other evidence listed in Part 2 and, if applicable, Part 3 of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

25.5

The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 and, if applicable, Part 3 of Schedule 2 (Conditions precedent).

25.6

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph 25.5 above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

26.	Repetition of representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in Clause 17.27 (Repetition) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.	Resignation and release of security

If a Borrower ceases to be a Borrower or is proposed to be resigning as a Borrower, then:

(A)

where that Borrower has created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Borrower, the Security Agent may, at the cost and request of the Obligors’ Agent, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation; and

(B)

any resignation of that Borrower and related release of Transaction Security referred to in paragraph (A) above shall become effective only on the Borrower ceasing to be a Borrower in accordance with Clause 23 (Resignation of a Borrower).

28.	Role of the agent and the arranger

28.1	Appointment of the Agent

(A)	Each of the Lenders and the Arranger appoints the Agent to act as its agent under and in connection with the Finance Documents.

(B)

Each of the Lenders and the Arranger authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Appointment of the Arranger as agent of the Original Lender

(A)

Subject to paragraph (C) below, Argentum Securities Ireland plc as Original Lender by its execution of this Agreement hereby confirms that it has appointed the Arranger (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and authorises:

(1)

the Arranger on its behalf to supply all information concerning itself contemplated by this Agreement to the other Finance Parties and the Obligors and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by the Original Lender notwithstanding that they may affect the Original Lender, without further reference to or the consent of the Original Lender; and

(2)	each Finance Party and any Obligor to give any notice, demand or other communication to that Original Lender pursuant to the Finance Documents to the Arranger,

and in each case the Original Lender shall be bound as though the Original Lender itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(B)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Arranger or given to the Arranger under any Finance Document on behalf of an Obligor or other Finance Party in connection with any Finance Document shall be binding for all purposes on the Original Lender as if that Original Lender had expressly made, given or concurred with it.

(C)

Argentum Securities Ireland plc as Original Lender may at any time revoke the authority of the Arranger and upon giving notice thereof to the Obligors and the other Finance Parties, the authorisations referred to in this Clause 28.2 shall immediately cease to be in effect and no Obligor nor any Finance Party may continue thereafter to rely or act on such authorisations.

28.3	Instructions

(A)	The Agent shall:

(1)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(a)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(b)	in all other cases, the Majority Lenders; and

(2)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 28.3(A)(1).

(B)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(C)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(D)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(E)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(F)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

28.4	Duties of the Agent

(A)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(B)	Subject to Clause 28.4(C), the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(C)	Without prejudice to Clause 21.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), Clause 28.4(B) shall not apply to any Transfer Certificate or Assignment Agreement.

(D)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(E)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(F)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent) under this Agreement it shall promptly notify the other Finance Parties.

(G)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

28.5	No fiduciary duties

(A)	Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(B)	Neither of the Agent or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.6	Business with the Obligors

The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Obligors.

28.7	Rights and discretions

(A)	The Agent may:

(1)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(2)	assume that:

(a)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(b)	unless it has received notice of revocation, that those instructions have not been revoked; and

(3)	rely on a certificate from any person:

(a)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(b)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of Clause 28.7(A), may assume the truth and accuracy of that certificate.

(B)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(1)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 20.1 (Non-payment)); and

(2)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.

(C)	The Agent may engage, and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(D)

Without prejudice to the generality of Clause 28.7(C) or Clause 28.7(E), the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(E)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(F)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(G)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(H)

Notwithstanding any other provision of any Finance Document to the contrary, the Agent is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(I)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.8	Responsibility for documentation

Neither the Agent or the Arranger is responsible or liable for:

(A)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, any Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(B)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(C)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.9	No duty to monitor

Neither the Agent nor the Arranger shall be bound to enquire:

(A)	whether or not any Default has occurred;

(B)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(C)	whether any other event specified in any Finance Document has occurred.

28.10	Exclusion of liability

(A)

Without limiting Clause 28.10(B) (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent or the Arranger), neither the Agent nor the Arranger will be liable for:

(1)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking for any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(2)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(3)

without prejudice to the generality of Clause 28.10(A)(1) and 28.10(A)(2), any damages, costs or losses to any person, any diminution in value or any liability whatsoever but not including any claim based on the fraud of the Agent or the Arranger (as applicable) arising as a result of:

(a)	any act, event or circumstance not reasonably within its control; or

(b)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(B)

No Party (other than the Agent or the Arranger (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or the Arranger (as applicable) in respect of any claim it might have against the Agent or the Arranger (as applicable) or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or the Arranger (as applicable) may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(C)

Neither the Agent nor the Arranger will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Arranger if the Agent or the Arranger has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Arranger for that purpose.

(D)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(1)	any “know your customer” or other checks in relation to any person; or

(2)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(E)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent or the Arranger’s liability, any liability of the Agent or the Arranger arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or the Arranger or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent or the Arranger be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent or the Arranger has been advised of the possibility of such loss or damages.

28.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

28.12	Resignation of the Agent

(A)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Borrower.

(B)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(C)

If the Majority Lenders have not appointed a successor Agent in accordance with Clause 28.12(B) within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom).

(D)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under Clause 28.12(C), the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent and the Borrower amendments to this Clause 28.12 (Resignation of the Agent) and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees and those amendments will bind the Parties.

(E)

The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(F)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(G)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 28.12(E)) but shall remain entitled to the benefit of Clause 13.3 (Indemnity to the Agent) and this Clause 28.12 (Resignation of the Agent) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(H)

After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with Clause 28.12(A). In this event, the Agent shall resign in accordance with Clause 28.12(A).

(I)

The Agent shall resign in accordance with Clause 28.12(A) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 28.12(B)) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(1)

the Agent fails to respond to a request under Clause 11.8 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(2)

the information supplied by the Agent pursuant to Clause 11.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(3)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

28.13	Confidentiality

(A)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(B)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

28.14	Relationship with the Lenders

(A)

Subject to Clause 21.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender:

(1)	entitled to or liable for any payment due under any Finance Document on that day; and

(2)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(B)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 33.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and Clause 33.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

28.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(A)	the financial condition, status and nature of each Obligor;

(B)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(C)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(D)

the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

28.16	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.	Conduct of business by the finance parties

No provision of this Agreement will:

(A)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(B)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(C)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.	Sharing among the finance parties

30.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(A)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(B)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and belong

(C)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

30.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

30.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(A)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(B)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

30.5	Exceptions

(A)

This Clause 30 (Sharing among the finance parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(B)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(1)	it notified that other Finance Party of the legal or arbitration proceedings; and

(2)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

31.	Payment mechanics

31.1	Payments to the Agent

(A)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(B)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent, in each case, specifies.

31.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

31.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback and pre-funding

(A)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(B)

Unless Clause 31.4(C) applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(C)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(1)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(2)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

31.5	Partial payments

(A)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(1)	first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents;

(2)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(3)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(4)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(B)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clauses 31.5(A)(2) to 31.5(A)(4).

(C)	Clause 31.5(A) and Clause 31.5(B) will override any appropriation made by an Obligor.

31.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7	Business Days

(A)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(B)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8	Currency of account

(A)	Subject to Clause 31.8(B) and Clause 31.8(C), dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(B)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(C)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

31.9	Change of currency

(A)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(1)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(2)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(B)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

32.	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.	Notices

33.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

33.2	Addresses

The address and email (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(A)	in the case of the Borrower, that identified with its name below;

(B)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(C)	in the case of the Agent, that identified with its name below,

(D)	in the case of the Arranger, that identified with its name below,

or any substitute address or email or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

33.3	Delivery

(A)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(1)	if by way of email, in accordance with Clause 33.5 (Electronic Communication); or

(2)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(B)

Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(C)	All notices from or to an Obligor shall be sent through the Agent.

(D)

Any communication or document which becomes effective, in accordance with Clauses 33.3(A) to 33.3(C), after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

33.4	Notification of address and email

Promptly upon changing its address or email address, the Agent shall notify the other Parties.

33.5	Electronic communication

(A)

Any email communication made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any email made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(B)

Any email which becomes effective, in accordance with Clause 33.5(A) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(C)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 33.5.

33.6	English language

(A)	Any notice given under or in connection with any Finance Document must be in English.

(B)	All other documents provided under or in connection with any Finance Document must be:

(1)	in English; or

(2)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	Calculations and certificates

34.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3	Outstanding Balance Owed

The Outstanding Balance Owed at any point in time shall be calculated on a day to day basis by adding the Accreted Principal to: (i) any interest accrued pursuant to the terms of this Agreement; (ii) any overdue cash payments calculated in accordance with the compounded default interest rate specified under Clause 9.3 (Default Interest) of this Agreement; and (iii) any costs, expenses or other payments due to a Finance Party (or in the case of the Security Agent, due to any Receiver or Delegate) under Clause 15 (Costs and Expenses) of this Agreement.

34.4	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

37.	Amendments and waivers

37.1	Required consents

(A)

Subject to Clause 37.2 (All Lender matters) and Clause 37.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(B)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

(C)	Clause 21.9 (Pro rata interest settlement) shall apply to this Clause 37.

37.2	All Lender matters

An amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(A)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(B)	an extension to the date of payment of any amount under the Finance Documents;

(C)	a reduction or change of a Multiple or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(D)	a change to any term of the Intra-Group Loan Note Instrument (other than any minor and/or administrative changes);

(E)	a change in currency of payment of any amount under the Finance Documents;

(F)	an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(G)	any provision which expressly requires the consent of all the Lenders; and

(H)

Clause 2.3 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 6 (Repayment) to Clause 8 (Conversion) (inclusive), Clause 21 (Changes to the Lenders), Clause 22 (Changes to the Obligors) this Clause 37.2, Clause 42 (Governing law), Clause 43.1 (Jurisdiction), or Schedule 10 (Pricing),

shall not be made without the prior consent of all the Lenders.

37.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

38.	Confidential information

38.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

38.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(A)

to any of its Affiliates, Related Funds, to any Funding Source, the investors of the noteholders of any Lender and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 38.2(A) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(B)	to any person:

(1)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(2)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives, investors (direct or indirect) and professional advisers;

(3)

appointed by any Finance Party or by a person to whom Clause 38.2(B)(1) or Clause 38.2(B)(2) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 28.14(B) (Relationship with the Lenders)), unless such person is a Finance Party;

(4)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 38.2(B)(1) or Clause 38.2(B)(2);

(5)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(6)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(7)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 21.8 (Security over Lenders’ rights);

(8)	to whom Secured Assets may be assigned or transferred to following the occurrence of an Event of Default which is continuing;

(9)	who is a Party; or

(10)	with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(a)

(without prejudice to Clause 33.2(A)) in relation to Clause 38.2(B)(1), Clause 38.2(B)(2), Clause 38.2(B)(3), Clause 38.2(B)(4), Clause 38.2(B)(8) and, other than in connection with any charge, assignment or other Security to secure obligations to a federal reserve or central bank, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is SPV Lender or a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(b)

in relation to Clause 38.2(B)(5), Clause 38.2(B)(6) and Clause 38.2(B)(7), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(C)

to any Sanctions Authority (or to any regulatory authority or similar body which has been given relevant authority by a Sanctions Authority) such Confidential Information as that Finance Party shall consider necessary in order to obtain a licence in relation to any Sanctions applicable to that Finance Party’s rights and obligations under any Finance Document;

(D)

to any person appointed by that Finance Party or by a person to whom Clause 38.2(B)(1) or Clause 38.2(B)(2) applies to provide administration, trust, agency or settlement services in respect of one or more of the Finance Documents (or any financing transaction relating thereto) including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 38.2(D) if the service provider to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform, if, in the opinion of that Finance Party, it is not practicable to do so in the circumstances;

(E)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and

(F)

information regarding any event or circumstance under, or in connection with, this Agreement and any other Finance Document which (on its own or when considered together with any other relevant events or circumstances) may, in the reasonable determination of such Finance Party, constitute a Credit Event (as defined in the 2014 ISDA Credit Derivatives Definitions as published by the International Swaps and Derivatives Association, Inc. and as may be supplemented, amended or superseded from time to time) for the purposes of a credit derivatives transaction referencing the Obligors (or, if applicable, its successor(s) for the purposes of such credit derivatives transactions).

38.3	Swiss banking secrecy

The Obligors grant to Credit Suisse AG an unconditional waiver regarding Swiss bank-client confidentiality law and obligations in respect of all information related to this Agreement and any of the Finance Documents.

38.4	Entire agreement

This Clause 38 (Confidential information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

38.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

38.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(A)

of the circumstances of any disclosure of Confidential Information made pursuant to Clause 38.2(B)(5) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

(B)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38.

38.7	Continuing obligations

The obligations in this Clause 38 (Confidential information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(A)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(B)	the date on which such Finance Party otherwise ceases to be a Finance Party.

39.	Limited recourse

39.1	Limited Recourse

Notwithstanding the other provisions of this Agreement and solely in relation to a SPV Lender, a Party’s recourse (if any) to that SPV Lender under this Agreement (including, inter alia¸ with respect to any costs and expenses incurred by them hereunder) shall be limited to the funds (which funds may be limited to amounts raised through a Funding Source (if any) as set out in the terms of such Funding Source) available to the SPV Lender (excluding share capital and earnings representing corporate benefit) and to the extent such funds are insufficient, the claims of any Party (if any) in excess of such funds shall be extinguished. The Agent’s recourse (if any) may be further limited by agreement by it outside the terms of this Agreement and any such agreement shall not constitute an amendment or waiver for the purposes of this Clause 38 (Limited recourse).

39.2	Non-Petition

Notwithstanding the other provisions of this Agreement and solely in relation to a SPV Lender, each Party agrees that it will not, nor will it entice any other third party to do so, take or join in taking any corporate action or other steps or legal proceedings for the winding-up, dissolution, bankruptcy or reorganisation or for the appointment of a receiver, examiner, administrator, administrative receiver, trustee, liquidator or similar officer of any SPV Lender or of any or all of any SPV Lender’s revenues and assets.

39.3	Security

Each Party acknowledges and agrees that any SPV Lender which funds its participation in the Loan through a Funding Source will create security in favour of the holders or trustee or representative of holders of obligations or securities comprised in such Funding Source over that SPV Lender’s rights, title and interests in relation to this Agreement pursuant to any trust deed relating to such Funding Source and will give notice of such creation to the other Parties hereto.

39.4	Survival

The provisions of this Clause 39 (Limited recourse) shall survive notwithstanding any termination of this Agreement or any Finance Document.

40.	Conflicts as to pricing under this Agreement

In the event of any express conflict as to the terms of pricing under this Agreement, including the calculation of any payments of principal and/or interest owed by the Borrower pursuant to Clause 6 (Repayment), Clause 7 (Prepayment and Cancellation), or Clause 20 (Events of Default) the terms set out in Schedule 10 (Pricing) shall prevail.

41.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

42.	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

43.	Enforcement

43.1	Jurisdiction

(A)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(B)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(C)

Notwithstanding Clause 43.1(A), no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

(D)

Each Guarantor does hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of England, in any action or proceeding arising out of or relating to this Agreement and/or any Dispute arising hereunder or any other document or instrument executed in connection herewith.

43.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(A)	irrevocably appoints the Original Borrower as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(B)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

43.3	Contractual recognition of Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(A)	any Bail-In Action in relation to any such liability, including:

(1)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(2)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(3)	a cancellation of any such liability; and

(B)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

43.4	California Jury Waiver

IF AND TO THE EXTENT CALIFORNIA LAW IS APPLIED TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION HEREWITH NOTWITHSTANDING SECTION 37 ABOVE, EACH OF THE PARTIES HERETO DOES HEREBY EXPRESSLY AGREE TO SUBMIT TO JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1 ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE A REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640 TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH ALL SIDES AGREEING TO THE SAME KNOWINGLY. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

Initials _____________

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This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATURES TO THE AMENDMENT AND RESTATEMENT DEED

The Original Borrower

SIGNED AND DELIVERED as a DEED
for and on behalf of
ROCKLEY PHOTONICS LIMITED

Acting by its duly authorised Attorney:

/s/ Andrew George Rickman
Title: Chief Executive Officer
Name: Andrew George Rickman

In the presence of:

/s/ Maria Grew
Witness Signature
Name: Maria E Grew

Address:

Occupation:

The New Borrower

SIGNED AND DELIVERED as a DEED
for and on behalf of
ROCKLEY PHOTONICS HOLDINGS LIMITED

Acting by its duly authorised Attorney:

/s/ Andrew George Rickman
Title: Chief Executive Officer
Name: Andrew George Rickman

In the presence of:

/s/ Maria Grew
Witness Signature
Name: Maria E Grew

Address:

Occupation:

The Guarantors

SIGNED AND DELIVERED as a DEED
for and on behalf of
ROCKLEY PHOTONICS, INC.

Acting by its duly authorised Attorney:

/s/ Andrew George Rickman
Title: Chief Executive Officer
Name: Andrew George Rickman

In the presence of:

/s/ Maria Grew
Witness Signature
Name: Maria E Grew

Address:

Occupation:

The Guarantors

SIGNED AND DELIVERED as a DEED
for and on behalf of
ROCKLEY PHOTONICS LIMITED

Acting by its duly authorised Attorney:

/s/ Andrew George Rickman
Title: Chief Executive Officer
Name: Andrew George Rickman

In the presence of:

/s/ Maria Grew
Witness Signature
Name: Maria E Grew

Address:

Occupation:

The Original Lender

SIGNED AND DELIVERED as a DEED
for and on behalf of
ARGENTUM SECURITIES IRELAND PLC

Acting by its duly authorised Attorney:

/s/ John Paul Macguire
Title: Attorney
Name: John Paul Maguire

In the presence of:

/s/ Peadar Macguire
Witness Signature
Name: Peadar Maguire

Address:

Occupation:

Credit Suisse International, in its own name

SIGNED AND DELIVERED as a DEED
for and on behalf of
CREDIT SUISSE INTERNATIONAL

By:
/s/ Imene Moussa
Title: Director
Name: Imene Moussa

In the presence of:

/s/ Rachel Dunn
Witness Signature
Name: Rachel Dunn

Address:

Occupation:

By:
/s/ Oliver Crosby
Title: Director
Name: Oliver Crosby

In the presence of:

/s/ Rachel Dunn
Witness Signature
Name: Rachel Dunn

Address:

Occupation:

The Agent and the Security Agent

SIGNED AND DELIVERED as a DEED
for and on behalf of
CREDIT SUISSE INTERNATIONAL

By:
/s/ Ian Croft
Title: Authorised Signatory
Name: Ian Croft

In the presence of:

/s/ Imene Moussa
Witness Signature
Name: Imene Moussa

Address:

Occupation:

By:
/s/ Imene Moussa
Title: Director
Name: Imene Moussa

In the presence of:

/s/ Rachel Dunn
Witness Signature
Name: Rachel Dunn

Address:

Occupation:

The Arranger

SIGNED AND DELIVERED as a DEED
for and on behalf of
SIG- I CAPITAL AG

By:
/s/ Elena Nikolaeva
Title: CEO
Name: Elena Nikolaeva

In the presence of:

/s/ Alex Hoffman
Witness Signature
Name: Alex Hoffman

Address:

Occupation:

By:
/s/ Jakub Topp
Title: Chief Investment Officer, SIG-i Capital AG
Name: Jakub Topp

In the presence of:

/s/ Alex Hoffman
Witness Signature
Name: Alex Hoffman

Address:

Occupation: